UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Blyth, Inc.
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BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926
___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2014
___________

To the Stockholders of                                    April 3, 2014
Blyth, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blyth, Inc. will be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, May 14, 2014, at 8:30 a.m. local time, for the following purposes:

1.	to elect nine directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	for advisory approval of the company’s executive compensation;

3.	to approve the ViSalus, Inc. 2012 Omnibus Incentive Plan pursuant to Internal Revenue Code Section 162(m);

4.	to ratify the appointment of our independent auditors; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

As we did last year, we are making the proxy materials for this year’s annual meeting available to our stockholders over the Internet in accordance with the “notice and access” rules of the Securities and Exchange Commission. We believe these rules allow us to provide our stockholders with the information they need, while reducing our printing and mailing costs and helping to conserve natural resources. The Notice of Internet Availability of Proxy Materials that you received in the mail contains instructions on how to access this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and vote online. The Notice also includes instructions on how you may request a paper copy of the annual meeting materials.

The board of directors has fixed the close of business on March 19, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 2, 2014, during ordinary business hours at our principal executive offices located at the address set forth above.

You will notice in reading the proxy statement that Pamela M. Goergen, a director of the Company since 1984, is not standing for re-election. We want to express our gratitude to Mrs. Goergen for her valuable contributions during her 30 years of service.

By Order of the Board of Directors
Michael S. Novins
Secretary

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly submit your proxy or voting instructions by Internet, telephone or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy/voting instruction card.

BLYTH, INC.

One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

___________

PROXY STATEMENT
___________

Annual Meeting of Stockholders
To Be Held May 14, 2014

___________

INTRODUCTION

This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, May 14, 2014, at 8:30 a.m. local time, and at any adjournments thereof. This proxy statement is first being released by us to our stockholders on April 3, 2014.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 also accompanies this proxy statement. The annual report includes audited financial statements, a discussion by management of our financial condition and results of operations, and other information.

ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND THE 2014 ANNUAL MEETING

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with the 2014 Annual Meeting of Stockholders. The annual meeting will take place in our Board Room at One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, May 14, 2014, at 8:30 a.m. local time. You are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked:

1.	to elect nine directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	for advisory approval of the company’s executive compensation;

3.	to approve the ViSalus, Inc. 2012 Omnibus Incentive Plan pursuant to Internal Revenue Code Section 162(m);

4.	to ratify the appointment of our independent auditors; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

What are the recommendations of the board of directors?

The board’s recommendations are set forth together with the description of each item in this proxy statement. The board recommends a vote FOR the election of all of the nominees as directors, FOR the resolution to approve the compensation of our named executive officers, FOR approval of the ViSalus, Inc. 2012 Omnibus Incentive Plan pursuant to Internal Revenue Code Section 162(m) and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on the record date, March 19, 2014, are entitled to notice of and to vote at the annual meeting or any adjournment(s) thereof. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share held of record on the record date with respect to each matter. On the record date, there were 16,042,510 shares of common stock issued and outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

How do I vote?

You may vote either by casting your vote in person at the meeting, by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. Proxies will also be considered to be confidential voting instructions to the trustees of our 401(k) and profit sharing plan with respect to shares of common stock held in accounts under the plan.

To the extent that no direction is indicated, the shares will be voted FOR the election of all of the nominees as directors, FOR the resolution to approve the compensation of our named executive officers, FOR approval of the ViSalus, Inc. 2012 Omnibus Incentive Plan pursuant to Internal Revenue Code Section 162(m) and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the annual meeting and voting in person, or by executing a later‑dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later‑dated proxy or writing to our corporate secretary prior to the vote at the annual meeting. Any writing intended to revoke a proxy should be sent to us at our principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

What vote is required to approve each item?

Each share of common stock outstanding on the record date is entitled to one vote on each matter to be voted upon.

Election of Directors.  Our bylaws and certificate of incorporation provide that a nominee for director in an uncontested election shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against his or her election. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast at the meeting. If a nominee who is currently serving as a director is not elected at the annual meeting, under Delaware law the director will continue to serve on the board as a “holdover director.” However, under our bylaws and certificate of incorporation, any director who fails to be elected must offer to resign from the board of directors. The director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The nominating and corporate governance committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The nominating and corporate governance committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The board of directors will publicly disclose its decision regarding the resignation within 90 days after results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

ViSalus Inc. 2012 Omnibus Incentive Plan. The proposal to approve the ViSalus, Inc. 2012 Omnibus Incentive Plan pursuant to Internal Revenue Code Section 162(m) will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for this matter and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

“Say on Pay” Proposal. The advisory vote on executive compensation is non-binding, as provided by law. Our board of directors will, however, review the results of the votes and, consistent with our record of stockholder engagement, will take them into account in making a determination concerning the advisory vote on executive compensation. Approval, on an advisory basis, of the compensation of our named executive officers will be decided by a majority of the votes cast “for” or “against” the proposal. Abstentions and broker non-votes, if any, are not counted as votes “for” or “against” this proposal.

Independent Auditors.  The proposal to ratify the selection of our independent auditors will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for this matter and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

Who will bear the cost of soliciting votes for the annual meeting?

We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they would not receive additional compensation for providing those services.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

The board of directors currently consists of ten members, each to hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Pamela M. Goergen, a member of the board of directors since 1984, will retire from the board effective as of the annual meeting. In connection with the retirement of Mrs. Goergen, the board of directors has authorized a reduction in the size of the board to nine members effective as of the annual meeting, as permitted by our bylaws.

It is intended that the persons named in the enclosed form of proxy, as proxies, will, except as noted below, vote FOR the election of the nominees as directors. The board, upon the recommendation of the nominating and corporate governance committee, has nominated for election as directors at the annual meeting the nine nominees listed below, all of whom are currently members of the board of directors. Robert B. Goergen, Neal I. Goldman, Brett M. Johnson, Ilan Kaufthal, James M. McTaggart and Howard E. Rose were each elected to the board of directors at the 2013 annual meeting of stockholders. Since the 2013 annual meeting, the board of directors elected to the board Andrew Graham (in August 2013), Robert B. Goergen, Jr. (in November 2013) and Jane A. Dietze (in March 2014). The board has determined that each of the nominees listed brings strong skills and extensive experience to the board, giving the nominees as a group the appropriate skills to exercise the board’s oversight responsibilities.

The board does not contemplate that any of such nominees will become unable to serve. If, however, any of the nominees should become unable to serve before the annual meeting, proxies solicited by the board will be voted by the persons named as proxies in accordance with the best judgment of such proxies.

The following sets forth the name, age, business experience for at least the past five years and other directorships of each of the nominees:

Jane A. Dietze (48)
Jane A. Dietze joined the board of directors in March 2014 and previously served on the board from April 2012 until November 2012. Since December 2013, Ms. Dietze has been a managing director at Brown University, where she is involved in endowment management. From April 2013 until November 2013, Ms. Dietze was the Director of Private Equity at Bowdoin College. From July 2006 until March 2012, she was a managing director of Fortress Investment Group, a global alternative investment and asset management firm. Prior thereto, she was a general partner at NextPoint Partners, an early-stage technology venture fund, from 2004 to 2006, and at Columbia Capital, an information technology and communications fund, from 1998 to 2004. Ms. Dietze was elected to the board based on her understanding of current digital developments as well as her in-depth understanding and evaluation of asset risk.

Robert B. Goergen (75)
Chairman of the Board
Robert B. Goergen has been our chairman since our inception in 1977. Mr. Goergen served as our chief executive officer from 1978 until November 2013 and as president from March 1994 to March 2004. Since 1979, he has served as senior managing member of Ropart Investments, LLC and its predecessor entities, a private equity investment group. Mr. Goergen founded the company more than 35 years ago and has substantial knowledge of the company and the industries in which we compete. Mr. Goergen is also the company’s largest stockholder and brings the perspective of our former chief executive officer and a large stockholder to the board of directors.

Robert B. Goergen, Jr. (43)
President and Chief Executive Officer

Robert B. Goergen, Jr. has been our President and Chief Executive Officer since November 2013, when he also joined our board of directors. He has also served as President PartyLite Worldwide since January 2012. Before becoming our Chief Executive Officer, Mr. Goergen, Jr. served as our Chief Operating Officer from November 2012 and President, Direct Selling Group from January 2012 until November 2012. Mr. Goergen, Jr. joined us in 2000, as director of our Internet strategy and e-business initiatives group, in which capacity he oversaw our web-oriented initiatives and strategic technology investments. In August 2002 he was appointed our vice president of acquisitions and business development, overseeing our acquisition strategy and implementation. In 2004, Mr. Goergen was named President, Catalog & Internet Group. Shortly thereafter, he assumed the additional responsibility for our wholesale businesses, merging them with the direct-to-consumer business in the newly formed Multi-Channel Group. In this capacity, he oversaw the divestitures in our strategic transformation to a direct-to-consumer business. From September 2006 to December 2011, Mr. Goergen, Jr. served as president of the Multi-Channel Group and the corporate development group. From 1995 to 1998, Mr. Goergen worked for McCann-Erickson Worldwide, primarily serving as an account director, where he oversaw e-commerce development and Internet marketing efforts for consumer products and services accounts. Mr. Goergen, Jr. brings to our board of directors his nearly 14 years of experience at Blyth, during which time he has assumed roles of increasing importance and responsibility, as well as his knowledge and experience in e-commerce and Internet marketing.

Neal I. Goldman (69)
Neal I. Goldman joined the board of directors in 1991. Since 1985, he has been the president of Goldman Capital Management, Inc., an investment advisory firm. Since August 2012, Mr. Goldman has served on the board of directors of Imageware Systems, Inc., which creates biometrically enabled software-based identity management solutions. Mr. Goldman is the president of an investment advisory firm, and as such, has substantial experience in investment banking, investment management and capital structure.

Andrew Graham (49)

Andrew Graham was elected to the board of directors in August 2013. Since July 2012, Mr. Graham has been the president and chief executive officer of Forum Corporation, a training and consulting company specializing in leadership development and sales optimization. From 1994 to December 2010, Mr. Graham worked at Kepner-Tregoe, Inc., which provides consulting and training services, including as president and chief executive officer from January 2006 to December 2010. While at Kepner-Tregoe, Mr. Graham worked in Australia for five years, Japan for two years and Europe for more than three years. The board of directors added Mr. Graham to the board due to his extensive international experience and expertise in leadership training.

Brett M. Johnson (44)
Brett M. Johnson was elected to the board of directors in May 2012. Mr. Johnson is the chief executive officer of Benevolent Capital Partners, a diversified holding company, which he formed in 2005. From August 2010 until 2012, Mr. Johnson was the president and chief executive officer of Forward Industries, Inc., a public company that designs, markets and distributes soft-sided carrying cases and electronic accessories for the handheld consumer electronic and medical industry. From 2001 until 2004, he was the president of Targus Group International, a leading global provider of mobile computing solutions. Mr. Johnson is a member of the board of trustees of Choate Rosemary Hall and is a senior fellow in entrepreneurship and a member of the board of visitors at the Graziadio School of Business of Pepperdine University. Mr. Johnson serves on the board of directors of Rightscorp, Inc., a company focused on the monetization of copyrighted intellectual property. Mr. Johnson is the chief executive officer of a diversified holding company and the former chief executive officer of a public company and brings a hands-on perspective on issues facing public companies in the current environment. He is also a successful entrepreneur with a record of building businesses.

Ilan Kaufthal (66)
Ilan Kaufthal joined the board of directors in February 2012. Mr. Kaufthal is currently chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education, consumer/retail and information industries, and has held such position since May 2011. From July 2008 to July 2013, Mr. Kaufthal served as senior advisor at Irving Place Capital. Mr. Kaufthal was the Vice Chairman of Investment Banking at Bear, Stearns & Co. Inc. until June 2008. Prior to joining Bear, Stearns in 2000, Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for 13 years. Prior thereto, he was with NL Industries, Inc., a chemicals and petroleum services business, as its Senior Vice President and Chief Financial Officer. Mr. Kaufthal also serves on the boards of directors of Cambrex Corporation, a life sciences company; Tronox, Inc., a producer of titanium dioxide pigment; Quinpario Acquisition Corporation, a public SPAC formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses; POOF-Slinky, Inc., a branded children’s consumer products business; and Edmunds.com, a private company. Mr. Kaufthal’s extensive background in the investment banking community coupled with his business experience as the former Chief Financial Officer of NL Industries brings a unique perspective to the board, and his extensive investment banking experience makes him a valuable advisor, particularly in the context of merger and acquisition activities.

James M. McTaggart (66)
James M. McTaggart joined the board of directors in 2004. Until September 2012, when he retired, Mr. McTaggart was an officer of Charles River Associates, an international management consulting firm that advises senior executives on the issues most impacting company performance and long-term value. Mr. McTaggart is currently an independent consultant advising professional firms and technology companies on similar matters. In 1978, Mr. McTaggart founded Marakon, Inc., a management consulting firm, which was acquired by Charles River Associates in June 2009. Mr. McTaggart was an officer and director of Trinsum Group, a holding company that he formed to own Marakon and a financial advisory firm, which filed a bankruptcy petition in July 2008. Prior to founding Marakon, he was a vice president of Wells Fargo Bank and co-founded the bank’s corporate finance department. Mr. McTaggart serves on the boards of directors of the Lord Abbett family of mutual funds. Mr. McTaggart has more than 30 years’ experience in management consulting, where he advised senior executives on the issues affecting corporate strategy, comparative performance and stockholder value.

Howard E. Rose (67)
Howard E. Rose joined the board of directors in 1998. Mr. Rose served as vice chairman of the board from April 1998 to June 2000. Mr. Rose served as our vice president and chief financial officer from 1978 to April 1998, and served as secretary from 1993 to 1996. Mr. Rose is a certified public accountant, with more than 30 years of accounting experience, and served as the company’s vice president and chief financial officer from 1978 to April 1998. Mr. Rose has substantial experience in accounting and auditing matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the board of directors has codified its corporate governance practices into a set of corporate governance guidelines. These guidelines assist the board in the exercise of its responsibilities and may be amended by the board from time to time. The corporate governance guidelines are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Director Independence

Our corporate governance guidelines require that a majority of the board of directors consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange (NYSE), including the requirement that there be no material relationship between the director and us. The board has determined that no relationship between us and a director that arises solely out of the ownership by such director of less than 1% of the outstanding equity interests in an organization that has a relationship with us is a “material” relationship for purposes of the determination by the board as to whether such director has any material relationship with us. The board conducts an annual review as to whether each of our directors qualifies as independent. Based on its most recent annual review, the board has concluded that Jane A. Dietze, Neal I. Goldman, Andrew Graham, Brett M. Johnson, Ilan Kaufthal, James M. McTaggart and Howard E. Rose are independent and that Robert B. Goergen and Robert B. Goergen, Jr. are not independent.

The independent directors meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The lead director presides at these meetings. Howard E. Rose is currently the lead director.

Family Relationships

Robert B. Goergen, Chairman of the Board, and Pamela M. Goergen, a director (who will retire from the board effective as of the annual meeting), are husband and wife. Robert B. Goergen, Jr., President and Chief Executive Officer and a member of our board of directors, is their son. Todd A. Goergen, Chief Operating Officer of ViSalus, is the son of Mr. and Mrs. Goergen and the brother of Robert B. Goergen, Jr. There are no other family relationships among any of the nominees for election as directors or any executive officers.

Director Compensation

For their services as directors, non-employee directors (all directors other than Robert B. Goergen and Robert B. Goergen, Jr.) receive an annual fee of $30,000, reimbursement of out-of-pocket expenses, plus a fee of $1,500 for each board meeting attended in person and a fee of $500 for each board meeting attended by telephone. Each member of the audit committee, the compensation committee and the nominating and corporate governance committee, including each committee chairman, also receives a fee of $1,500 for each committee meeting attended in person and a fee of $500 for each committee meeting attended by telephone. The chairman of the audit committee receives an annual retainer fee of $10,000 and the chairmen of the compensation committee and the nominating and corporate governance committee each receive an annual retainer fee of $5,000. The full board determines annual equity awards for non-employee directors. New non-employee directors are currently granted 3,000 restricted stock units and continuing non-employee directors are currently granted 1,500 restricted stock units, all of which vest in equal annual installments on the first and second anniversaries of the date of grant. Directors who are also employees do not receive any additional compensation for their services as directors.

Director Compensation in 2013

The following table sets forth information regarding the compensation that the non-employee directors earned for the fiscal year ended December 31, 2013.

Name[1]	Fee Earned or Paid in Cash ($)	Stock Awards[2] ($)	Total ($)
Pamela M. Goergen (3)	37,000	22,298	59,298
Neal I. Goldman	43,500	22,298	65,798
Andrew Graham	13,402	33,420	46,822
Brett M. Johnson	46,500	22,298	68,798
Ilan Kaufthal	43,000	22,298	65,298
James M. McTaggart	53,500	22,298	75,798
Howard E. Rose	56,000	22,298	78,298
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(1)	Does not include Jane A. Dietze, who joined the board of directors in March 2014, at which time we issued 3,000 restricted stock units (RSUs) to her.

(2)
Represents the aggregate grant date fair value of RSUs issued in 2013, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). In May 2013, we issued 1,500 RSUs to each of our continuing non-employee directors (Pamela M. Goergen, Neal I. Goldman, Brett M. Johnson, Ilan Kaufthal, James M. McTaggart and Howard E. Rose). In August 2013, we issued 3,000 RSUs to Andrew Graham when he joined the board of directors.

(3)	Pamela M. Goergen, a member of the board of directors since 1984, is retiring from the board effective as of the date of the annual meeting.

Board Leadership Structure

Our corporate governance guidelines provide that the chairman of the board and chief executive officer can be separate or consolidated positions as the board may determine to obtain the best solution for governance and board functioning. The board does not have a policy, one way or the other, on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the company at that time.

From our formation in 1977 until November 2013, Robert B. Goergen served as chairman of the board and chief executive officer. In November 2013, Mr. Goergen stepped down from his position as our chief executive officer but agreed, in accordance with the terms of his employment agreement, to continue as our executive chairman of the board. At that time, the board of directors appointed Robert B. Goergen, Jr. to be our chief executive officer. The board of directors believes that it is currently appropriate to separate the roles of chairman of the board and chief executive officer in order to permit Mr. Goergen to maintain an active role with the company as our executive chairman and provide guidance to Mr. Goergen, Jr. As our chief executive officer, Robert B. Goergen, Jr. is responsible for setting our strategic direction, with guidance from the board, and for the day-to-day leadership and performance of the company. As executive chairman of the board, Robert B. Goergen provides guidance to the chief executive officer and sets the agenda for board meetings, over which he presides. Although Mr. Goergen is not an independent director under the rules of the NYSE, the board believes that his experience and leadership is essential to our success.

The board maintains a number of governance practices for effective independent oversight of board decisions, including the appointment of independent directors who constitute a majority of the board. The board of directors also selects an independent director to serve as its lead director. Mr. Rose currently serves as lead director. Mr. Goergen consults periodically with Mr. Rose on board matters and on issues facing the company. In addition, Mr. Rose serves as the principal liaison between the chairman of the board and the independent directors and presides at an executive session of independent directors at each regularly scheduled board meeting.

Risk Oversight

In its oversight role, the board of directors annually reviews the company’s strategic plan, which addresses, among other things, the risks and opportunities facing the company. In addition, the company’s senior management, including our chief executive officer and chief financial officer, furnish monthly materials to the board that discuss, among other things, risks and opportunities. Similarly, the presidents of the business units, often accompanied by other officers from that business, make presentations to the board at each of its regularly scheduled meetings during which they discuss, among other things, the risks and opportunities confronting the businesses. The board, through its nominating and corporate governance committee, also has overall responsibility for executive officer succession planning and reviews succession plans each year. The board has delegated certain risk management oversight responsibility to the board committees. As part of its responsibilities as set forth in its charter, the audit committee is responsible for discussing with management the company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. The nominating and corporate governance committee annually reviews the company’s corporate governance guidelines and their implementation. Each committee regularly reports to the full board.

Board and Committee Meetings

The board has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The charter for each committee is available on our website, www.blyth.com, and is also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Audit Committee. The audit committee is currently comprised of Howard E. Rose (chairman), Andrew Graham, Ilan Kaufthal and Jane A. Dietze (who joined the audit committee in March 2014), and assists the board in fulfilling its oversight responsibilities regarding our legal and regulatory compliance, financial statements, internal audit function and independent auditors. Each member of the audit committee is an independent director as determined by the board, based on the NYSE listing standards. Each member of the audit committee also satisfies the SEC’s additional independence requirement for members of audit committees. In accordance with our corporate governance guidelines, none of the members of the audit committee serve on more than two other public company audit committees. In addition, the board has determined that Howard E. Rose, an independent director, is an “audit committee financial expert” as defined by SEC rules. Mr. Rose is a certified public accountant with more than 30 years of accounting experience. Mr. Rose also served as our vice president and chief financial officer from 1978 to April 1998. The audit committee held eight meetings during 2013.

Compensation Committee. The compensation committee is currently comprised of James M. McTaggart (chairman), Neal I. Goldman and Brett M. Johnson. The compensation committee reviews and makes recommendations to the board with respect to general compensation and benefit levels, determines the compensation and benefits for our executive officers and administers the qualified and non-qualified retirement plans and our Second Amended and Restated Omnibus Incentive Plan. In addition, our compensation committee determines and approves compensation and awards granted to those employees of ViSalus who also serve as our executive officers (which currently applies to Ryan J. Blair, the chief executive officer of ViSalus). Each member of the compensation committee is an independent director as determined by the board, based on the NYSE listing standards. During 2013, the compensation committee engaged AonHewitt to provide advice to us on the compensation of our executives. The compensation committee has considered the independence of AonHewitt in light of SEC rules and NYSE listing standards regarding independence of compensation consultants. The compensation committee requested, and received, a letter from AonHewitt addressing the firm’s independence, including the following factors: (1) other services provided to us by AonHewitt; (2) fees paid by us to AonHewitt as a percentage of their total revenue; (3) policies or procedures maintained by AonHewitt that are designed to prevent a conflict of interest; (4) any business or personal relationships between AonHewitt or individual consultants involved in the engagement and a member of the compensation committee; (5) whether our common stock was owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and AonHewitt or the individual consultants involved in the engagement. The compensation committee discussed these considerations and concluded that the work of AonHewitt did not raise any conflict of interest. The compensation committee held three meetings during 2013.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently comprised of James M. McTaggart (chairman), Neal I. Goldman and Howard E. Rose and ensures that the board is appropriately constituted and organized to meet its fiduciary obligations to the stockholders. The nominating and corporate governance committee assesses director performance and board membership needs, makes and evaluates recommendations regarding potential candidates for election to the board, and develops and implements policies regarding corporate governance matters. Each member of the nominating and corporate governance committee is an independent director as determined by the board, based on the NYSE listing standards. The nominating and corporate governance committee held two meetings during 2013.

The board of directors held seven meetings during 2013. Each person who was a director in 2013 attended at least 75% of the meetings of the board of directors and applicable committee meetings held during 2013 during the period when they were on the board.

We do not have a formal policy regarding board members’ attendance at annual meetings, but all members of the board are encouraged to attend the annual meeting of stockholders. In May 2013, all of the members of the board were present at the annual meeting.

Process for Nominating Directors

Nominations of candidates for director are made by the nominating and corporate governance committee. The committee has identified nominees for directors based on referrals from management, existing directors, advisors and representatives of the company or other third parties. Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election, three of whom (Mr. Goergen, Jr., Mr. Graham and Ms. Dietze) were elected by the board of directors since the 2013 annual meeting of stockholders. The committee may engage the services of third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees for director but did not do so with respect to any of the current nominees. As discussed below, the committee will consider nominees proposed by qualified security holders. In connection with the annual meeting, the committee did not receive any recommendation for a nominee from any stockholder or group of stockholders.

The nominating and corporate governance committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed below. A committee member would contact those prospective candidates that appear likely to be able to fill a significant need of the board to discuss the position; if the candidate showed sufficient interest, the committee would arrange an in-person meeting with one or more committee members. If the committee, based on the results of these contacts, believed it had identified a viable candidate, it would consult with the chairman of the board and submit the nominee to the full board for approval. Any request by management to meet with the prospective candidate would be given appropriate consideration.

Before nominating existing directors for re-election, the nominating and corporate governance committee also considers the individual’s contributions to the board, as reflected in results of the most recent review of individual director performance.

Security holders who, individually or as a group, have held for more than one year at least 5% of our common stock may recommend director nominees to the nominating and corporate governance committee, provided the recommendation is received at least six months prior to the annual meeting, in order to assure time for meaningful consideration by the committee. Recommendations should be sent to the nominating and corporate governance committee at the address listed for security holder communications under the caption “Communications with the Board of Directors” below. Nominees recommended by security holders will be evaluated using the same standards applied to nominees recommended by other processes. Security holders recommending director nominees must provide the following information in their recommending communication:

1. the number of our securities held by the recommending security holder or by each member of a recommending group of security holders, and the holding period or periods for all such securities;

2. if the security holder(s) are not registered owners, proof of their security holdings in the form of either:

(a) a written statement from the “record” holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or

(b) if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation;

3. written consent of the nominee and the recommending security holder(s) to being identified in our public communications and filings discussing the recommendation and any action taken with respect to the recommendation; and

4. information about the recommended nominee sufficient for us to comply with Securities and Exchange Commission disclosure requirements if the nominee is proposed for election to our board of directors.

Diversity of the Board of Directors

The board of directors believes that, as a whole, the board should include individuals with a diverse range of experience to give the board depth and breadth in the mix of skills represented for the board to oversee management on behalf of the stockholders. In addition, the board believes that there are certain attributes that each director should possess, as described below. Therefore, the board and the nominating and corporate governance committee consider the qualifications of directors and nominees both individually and in the context of the overall composition of the board.

The nominating and corporate governance committee has adopted the following list of qualities and skills that it believes one or more of our directors should possess:

•
Financial Acumen - understanding balance sheets, income and cash flow statements, financial ratios and other indices for evaluating performance; experience in financial accounting, corporate finance and trends in debt and equity markets; familiarity with internal financial controls.

•	Management Experience - hands-on understanding of corporate management trends in general and in our businesses.

•	Knowledge Base - unique experience and skills in areas where we do business, including relevant manufacturing, marketing and technology.

•	International Vision - experience in global markets, issues and practices.

•	Diversity - enhances the board’s perspective through diversity in gender, ethnic background, geographic origin or professional experience (public, private and non-profit sectors).

Nomination of a candidate should not be based solely on these factors. Our corporate governance guidelines also require the directors to tender their resignation for consideration by the full board in the event of retirement or other substantial change in the nature of their employment or other significant responsibilities.

The nominating and corporate governance committee has also adopted the following standards that it believes must be met by a nominee for a position on the board:

•	Integrity - shows high ethical standards, integrity, strength of character and willingness to act on and be accountable for his or her decisions.

•	Maturity - assertive, responsible, supportive, respectful and open to others.

•
Judgment - decisions show intelligence, wisdom, thoughtfulness; willing to discuss issues thoroughly, ask questions, express reservations and voice dissent; record of good decisions shows that duties will be discharged in good faith and in our best interests.

•	Leadership - history of skill in understanding, managing and motivating talented managers and employees.

•	Standards - history of achievements shows high standards for self and others.

•	Strategic Vision - strategic insight and direction in innovation, key trends and challenging us to sharpen our vision.

•
Time and Willingness - ability, willingness and energy to prepare fully before meetings, attend and participate meaningfully, and be available to management between meetings, especially in light of any other commitments.

•	Continuous Improvement - stays current on major issues and on director’s responsibilities.

Communications with the Board of Directors

Security holders may send communications to the board by e-mail to HolderCommunications@blyth.com. Communications may be addressed to the entire board, any committee or committee chairman, or any individual director. All communications will be received and reviewed by the chairman of the nominating and corporate governance committee. The decision whether to pass communications on to the rest of the nominating and corporate governance committee, to any other committee or committee chairman or to any individual director to whom the communication is addressed, will be made at the discretion of the nominating and corporate governance committee chairman.

If a security holder communication relates to the nominating and corporate governance committee chairman and is directed to any director other than that chairman, it should be sent by e-mail to AuditCommittee@blyth.com.

Communications sent to this address will be received and reviewed by the chairman of the audit committee. The decision of what action if any to be taken with respect to such communications will be made at the discretion of the audit committee chairman.

Security holders may also send such communications by regular mail to either:

[Individual Director Name]
℅ Stockholder Communications or Chairman, Audit Committee
Blyth, Inc.
One East Weaver Street
Greenwich, CT 06831

Communications so addressed will be delivered unopened to the chairman of the audit committee or to the individual addressed.

Communications by security holders recommending director nominees must comply with the requirements discussed under the caption “Process for Nominating Directors.”

Interested parties may send communications to the nominating and corporate governance committee chairman or the non-management directors as a group by e-mail to IndependentDirectors@blyth.com or by regular mail to:

Chairman, Nominating and Corporate Governance Committee
Blyth, Inc.
One East Weaver Street
Greenwich, CT 06831

Communications so addressed will be delivered unopened to the chairman of the nominating and corporate governance committee.

Code of Conduct

We first adopted our code of conduct in 1999 and it applies to all members of the board of directors and to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller (our vice president of reporting and planning). The code of conduct is available on our website, www.blyth.com, and print copies are available to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The code of conduct also serves as our “code of ethics,” as defined in Item 406(b) of Regulation S-K. In addition, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or any person performing similar functions and relates to any element of the definition of “code of ethics” set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.blyth.com.

Executive Officers

The following sets forth the name, age and business experience for at least the past five years of our executive officers (other than Robert B. Goergen and Robert B. Goergen, Jr. (see “- Nominees for Election as Directors”)) as of the date hereof, together with all positions and offices held with us by such executive officers. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and have qualified:

Robert H. Barghaus (60) - Robert H. Barghaus has been our vice president and chief financial officer since March 2001. Prior to joining Blyth, he spent more than 25 years in senior operating and financial roles at Cahners Business Information (a division of Reed Elsevier), Labatt USA, Caldor’s (a division of May Department Stores), American Can and Arthur Andersen LLP. Mr. Barghaus is a certified public accountant.

Ryan J. Blair (36) - Ryan J. Blair co-founded ViSalus in 2005 and he has since served as its chief executive officer. In 2004, Mr. Blair co-founded PathConnect, LLC, an interactive online media company, and served as its chief executive officer and chairman of the board until 2005. In 2001, Mr. Blair co-founded SkyPipeline Inc., a broadband fixed wireless company, and served as its chief executive officer until 2004. In 1999, Mr. Blair founded 24x7 Tech, a technology support company, and served as its vice president of business development from 1999 to 2001. From 1996 to 1999, Mr. Blair held various positions at Logix Development Corporation, an integrated communications company. As a result of a failed business venture, in October 2005, Mr. Blair filed a voluntary Chapter 7 bankruptcy proceeding. Mr. Blair is a New York Times best-selling author and a recipient of the Ernst & Young Entrepreneur of the Year 2012 Award for Michigan and Northwest Ohio. Mr. Blair has also been the chairman of the board of directors of FragMob, a privately held mobile commerce and social platform company, since 2010.

PROPOSAL 2: AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors recognizes the significant interest of stockholders in executive compensation matters. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)), we are providing our stockholders with an opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the Summary Compensation Table and other tables and the related narratives, as well as in the “Compensation Discussion and Analysis” section of this proxy statement, in accordance with SEC rules.

Our compensation philosophy and framework have resulted in compensation for our named executive officers that is commensurate with both our financial results and the other performance factors described in the section of this proxy statement entitled “Compensation Discussion and Analysis.” Our compensation programs are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value, and are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals. These programs focus on rewarding the types of performance that increase stockholder value, link executive compensation to our long-term strategic objectives and align executive officers’ interests with those of our stockholders. We believe that our executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

As this is an advisory vote, the result will not be binding on our board of directors, although our compensation committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices. The board believes that our current executive compensation program has been effective at directly linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking for stockholder approval of the compensation of our named executive officers as such compensation is disclosed in this proxy statement in accordance with SEC rules. Disclosures regarding compensation include the disclosures under “Compensation Discussion and Analysis” and “Executive Compensation.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement.

Required Vote

The affirmative vote of the majority of the votes cast at the annual meeting is required for the advisory approval of this proposal.

Recommendation

The Board of Directors recommends that the stockholders vote FOR the adoption of the following non-binding resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in Blyth, Inc.’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

Unless a proxy is marked to give a different direction, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management. The following table sets forth, as of April 3, 2014, the number of outstanding shares of our common stock beneficially owned by each of (i) our current directors, (ii) the nominees for director, (iii) the named executive officers individually and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert B. Goergen (1)	5,771,481	36.0%
Robert B. Goergen, Jr. (2) (3)	2,144,461	13.4
Pamela M. Goergen (3) (4)	1,824,932	11.4
Jane A. Dietze (3)	0	0
Neal I. Goldman (3)	14,250	*
Andrew Graham (3)	0	0
Brett M. Johnson (3)	2,400	*
Ilan Kaufthal (3)	5,000	*
James M. McTaggart (3)	16,950	*
Howard E. Rose (3)	26,952	*
Robert H. Barghaus (3)	28,585	*
Ryan J. Blair (5)	320,000	2.0
All directors and executive officers as a group (12 persons) (6)	6,920,027	43.2%
_______________
* Less than 1%.

(1)
Includes 4,153,989 shares held by Mr. Goergen, 64,742 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager) and 1,552,750 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Excludes 207,440 shares held by Mrs. Goergen, as to which Mr. Goergen disclaims beneficial ownership. The address of Mr. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)
Mr. Goergen, Jr.’s security ownership includes 342,742 shares held by him (which includes 11,942 vested RSUs), 1,552,750 shares held by Ropart Investments, LLC, 64,742 shares held by The Goergen Foundation, Inc. and 184,227 shares held by him in trust for his children, brother and brother’s children. Excludes 8,528 shares held by Mr. Goergen’s spouse, as to which he disclaims beneficial ownership.

(3)
The table above excludes unvested RSUs and includes vested RSUs the receipt of which has been deferred until the director or executive officer retires. As of April 3, 2014, excludes unvested RSUs as follows: Jane A. Dietze (3,000), Pamela M. Goergen (2,250), Neal I. Goldman (2,250), Andrew Graham (3,000), Brett M. Johnson (3,000), Ilan Kaufthal (1,500), James M. McTaggart (2,250), Howard E. Rose (2,250), Robert H. Barghaus (6,216) and Robert B. Goergen, Jr. (73,930). As of April 3, 2014, includes vested RSUs, the receipt of which has been deferred until the director or executive officer retires, as follows: Pamela M. Goergen (8,250), Neal I. Goldman (8,250), James M. McTaggart (9,000), Howard E. Rose (8,250) and Robert B. Goergen, Jr. (11,942).

(4)
Includes 199,190 shares held in a living trust for the benefit of Mrs. Goergen (of which Mrs. Goergen is the trustee), 8,250 vested RSUs the receipt of which has been deferred until Mrs. Goergen retires from the board of directors, 64,742 shares held by The Goergen Foundation, Inc. and 1,552,750 shares held by Ropart Investments LLC. Excludes 4,153,989 shares held by Mr. Goergen, as to which Mrs. Goergen disclaims beneficial ownership. Mrs. Goergen, a member of the board of directors since 1984, is retiring from the board effective as of the date of the annual meeting. The address of Mrs. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(5)	Mr. Blair has pledged all of these shares from time to time as collateral for lines of credit in order to have liquidity because he did not want to reduce his ownership stake in the company.

(6)
The board believes that significant stock ownership by directors further aligns their interests with the interests of our stockholders. Accordingly, the board has established a policy of stock ownership that, within three years after joining the board, each director own common stock valued at five times the annual retainer fee. In addition, in order to preserve the linkage between the interests of our executive officers and our stockholders, participants in the long-term incentive plan (LTIP) are expected to use their grants of RSUs to establish a level of direct ownership in the company. Therefore, participants must retain at least 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company. We have no mandatory holding period for shares acquired upon the exercise of stock options.

Security Ownership of Certain Beneficial Owners. To the knowledge of the company, the following table lists each entity that beneficially owned more than 5% of our common stock outstanding as of April 3, 2014:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
The Goergen Family[1] One East Weaver Street Greenwich, CT 06831	6,907,647	43.06%
BlackRock, Inc.[2] 40 East 52nd Street New York, NY 10022 Joseph L. Harrosh[3] P.O. Box 6009 Fremont, CA 94538	845,753 1,546,358	5.3% 9.65%
_______________

(1)
Robert B. Goergen, Pamela M. Goergen, the Goergen Foundation, Inc., Ropart Investments, LLC, Robert B. Goergen, Jr., Todd A. Goergen (“T. Goergen”), Stacey Goergen (“S. Goergen”) and Emma Goergen (“E. Goergen”) beneficially own, in the aggregate, 6,907,647 shares. The shares so reported as beneficially owned by Mr. Goergen, Mrs. Goergen and Mr. Goergen, Jr. are reflected in the table and footnotes above for management. The Goergen Foundation, Inc. holds 64,742 shares (which are reported as beneficially owned by Mr. Goergen, Mrs. Goergen, Mr. Goergen, Jr. and T. Goergen due to shared power to vote and dispose of, or to direct the voting and disposition of, such shares). Ropart Investments, LLC holds 1,552,750 shares (which are reported as beneficially owned by Mr. Goergen, Mrs. Goergen, Mr. Goergen, Jr. and T. Goergen due to shared power to vote and dispose of, or to direct the voting and disposition of, such shares). T. Goergen has the sole power to vote and dispose of, or to direct the voting and disposition of, 62,830 shares held directly by him and 4,305 shares held in trust for his child pursuant to which he is the sole trustee, and, in addition to his shared power to vote and dispose of, or to direct the voting and disposition of, the shares owned by Ropart Investments, LLC and the Goergen Foundation, Inc., shares with Mr. Goergen, Jr. power to vote and dispose of, or to direct the voting and disposition of, 168,574 shares held in trust for his children, his brother and his brother’s children, and has shared power to vote and dispose of, or to direct the voting and disposition of, 240,494 shares held in a charitable remainder trust and 80,000 shares held by TAG APT, LLC. S. Goergen (Mr. Goergen Jr.’s spouse) has the sole power to vote and dispose of, or to direct the voting and disposition of, 8,528 shares held by her. E. Goergen (T. Goergen’s spouse) has the sole power to vote and dispose of, or to direct the voting and disposition of, 5,600 shares held by her. Each spouse disclaims beneficial ownership of shares held by his or her spouse. The address for each of the foregoing beneficial owners is ℅ Blyth, Inc. One East Weaver Street, Greenwich, CT 06831.

(2)
According to Schedule 13G dated January 28, 2014, BlackRock, Inc. (a parent holding company or control person), located at the address in the table, beneficially owns 845,753 shares, and has sole voting power over 825,102 of those shares and sole dispositive power over 845,753 of those shares. The computation of the percentage of stock owned by BlackRock, Inc. is based on the number of shares owned as reported in the Schedule 13G.

(3)
According to Schedule 13G/A dated January 9, 2014, Joseph L. Harrosh, a United States citizen, beneficially owns 1,546,358 shares, with sole voting and dispositive power with respect to those shares. The address of Mr. Harrosh is set forth in the table above. The computation of the percentage of stock owned by Mr. Harrosh is based on the number of shares owned as reported in the Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview
We are a direct to consumer business focused on the direct selling and direct marketing channels. We design and market home fragrance products and decorative accessories (sold through PartyLite and Silver Star Brands), and weight management and nutritional products (sold through ViSalus). Our products include an extensive array of decorative and functional household products such as candles, accessories, seasonal decorations, household convenience items and personalized gifts and meal replacement shakes, functional foods, nutritional supplements and energy drink mixes. Our products can be found throughout North America, Europe and Australia.

Our compensation committee develops and oversees compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value. Our compensation committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system that supports and reinforces our key operating and strategic goals while aligning the financial interests of our management team with those of our stockholders. ViSalus’s compensation committee develops and oversees compensation policies for its employees. The members of ViSalus’s compensation committee are Robert B. Goergen, Todd A. Goergen, Ryan J. Blair and an independent member. Our compensation committee provides guidance on, and approves, compensation payable to Ryan J. Blair, because he is one of our named executive officers (NEOs), and to Todd A. Goergen, because he is a related party to two of our NEOs, Robert B. Goergen and Robert B. Goergen, Jr.

Our compensation programs, and the compensation programs for ViSalus, are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals.

Our NEOs are:

Robert B. Goergen - Executive Chairman of the Board
Robert B. Goergen, Jr. - President and Chief Executive Officer, Blyth and President, PartyLite Worldwide
Robert H. Barghaus - Vice President and Chief Financial Officer
Ryan J. Blair - Chief Executive Officer, ViSalus

Elements of Compensation

Our management compensation program consists of the following:

•	base salary

•	short-term annual incentive plan (which we refer to as the Management Performance Incentive Plan, or MPIP)

•	long-term incentive plan (LTIP)

•	benefits package of health and welfare programs

•	limited perquisites

•	post-employment severance arrangements

The management compensation program for ViSalus consists of the following:

•	base salary

•	short-term annual incentive plan

•	long-term cash and equity incentives

•	benefits package of health and welfare programs

•	limited perquisites

•	post-employment severance arrangements

Our compensation committee from time to time reviews the compensation practices of broad industry groups using multiple sources of information pertaining to executive compensation, including compensation surveys and peer group proxy data. Our peer group consists of similarly-sized manufacturing, direct selling and direct marketing companies with annual revenue generally ranging from $500 million to $1.5 billion, and depends on the revenue of the business unit of which an executive’s compensation is being benchmarked. The following companies comprised our peer group in summer 2013, when we most recently benchmarked our executive’s compensation: American Greetings Corporation, Central Garden & Pet Company, Church & Dwight Company, Inc., Herbalife Ltd., CSS Industries, Inc., Elizabeth Arden, Inc., Inter Parfums, Inc., Lancaster Colony Corporation, Libbey Inc., Lifetime Brands, Inc., Nature’s Sunshine Products, Inc., Nu Skin Enterprises, Inc., Nutrisystem, Inc., Overstock.com, Inc., Prestige Brands Holdings, Inc., Revlon, Inc., Tupperware Brands Corporation, Usana Health Sciences, Inc., Netflix, Inc. and 1-800-Flowers.com, Inc. However, benchmarking effectively against a relevant peer group can be challenging given our structure. Therefore, our compensation committee consults additional compensation and economic surveys that benchmark similar positions in similarly-sized companies, the industries of which vary. In recent years, we have compiled data using surveys from AonHewitt, Towers Watson and Salary.com. Our compensation committee, after receiving input from Robert B. Goergen, our executive Chairman, uses these sources to determine an appropriate base salary and annual incentive bonus target for each member of management. The base salary and annual incentive bonus targets are intended to reflect the responsibilities of each officer, the compensation practices at other companies and business conditions within our business units. Our compensation committee generally targets the sum of the base salary, annual incentive bonus plan and LTIP to be at the median level of the combined peer group and survey data. We also consider peer compensation within our portfolio of companies to help determine appropriate compensation.

In anticipation of ViSalus’s proposed initial public offering planned for 2012, which was withdrawn and not completed, AonHewitt was retained in the summer of 2012 to assist in developing a compensation program for ViSalus. At that time, a compensation philosophy was established for ViSalus, a peer group was determined, and management was advised on best-practice plan design and the legal and accounting implications that needed to be considered. The ViSalus compensation arrangements described below, other than the ViSalus Long-Term Incentive Program implemented in February 2014 (which is also described below), were developed at that time.

Our objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract, motivate and retain key talent, while providing incentives to maximize long-term value for our company and our stockholders.

In developing compensation plans for 2014, our compensation committee considered the positive “say on pay” vote of our stockholders at our annual meeting in May 2013, where 97.3% of shares present and entitled to vote at the meeting cast a vote in favor of our executive compensation. Abstentions and broker non-votes were not counted as votes “for” or “against” the “say on pay” proposal.

As discussed below, under the heading “- Employment Contracts,” in August 2000 we entered into an employment contract with Robert B. Goergen. His base salary, short-term incentive bonus target and supplemental pension were each established at the time we entered into the employment contract. Amounts were determined following a peer and industry review process similar to that described above. Since that time, Mr. Goergen’s base salary and annual incentive bonus have been reviewed versus the peer group’s salary and annual incentive bonus. Since the time of our initial public offering in 1994 and in light of his significant share ownership, Mr. Goergen has requested that he not receive long-term incentives. In March 2013, we entered into a new employment agreement with Mr. Goergen which is summarized below under the heading “- Employment Contracts.” From our formation in 1977 until November 2013, Robert B. Goergen served as

Chairman of the Board and Chief Executive Officer. In November 2013, Mr. Goergen stepped down from his position as Chief Executive Officer but agreed to continue as executive Chairman of the Board. Mr. Goergen agreed to devote approximately one-half of his business time and attention to our business. Effective November 14, 2013, Mr. Goergen’s base salary was reduced to $407,177, which is equal to 50% of his base salary in effect when he was our chief executive officer and gives effect to the rescission of his voluntary reduction in his base salary in the amount of $150,000 that became effective as of April 1, 2013.

As discussed above, under the heading “- Board Leadership Structure,” our board of directors believes that it is currently appropriate to separate the roles of Chairman of the Board and Chief Executive Officer in order to permit Mr. Goergen to maintain an active role as our executive Chairman and provide guidance to Mr. Goergen, Jr., who was recently appointed Chief Executive Officer. Robert B. Goergen, Jr., our Chief Executive Officer, is responsible for setting our strategic direction, with guidance from the board, and for the day-to-day leadership and performance of the company. Robert B. Goergen, our executive Chairman of the Board, provides guidance to our Chief Executive Officer, accepts assignments from our board of directors from time to time and sets the agenda for board meetings, over which he presides. With this transition in November 2013, Mr. Goergen’s employment agreement was amended and Mr. Goergen, Jr.’s retention agreement was amended and is summarized below under the heading “- Employment Contracts.”

Annual Incentives

We refer to our annual incentive plan as the Management Performance Incentive Plan (or “MPIP”). The MPIP is a cash-based, pay-for-performance annual incentive plan that applies to all management-level employees across the company (excluding those participating in a sales incentive plan). As one of our NEOs, Mr. Blair also participates in our MPIP. The MPIP is implemented under our Second Amended and Restated Omnibus Incentive Plan (the “Blyth Plan”). Our compensation committee considers annual incentives to be a critical means of ensuring management’s focus in achieving its annual operating plan, which, in turn, should enhance stockholder value.

Each of the participants in the MPIP is assigned an individual incentive target, which is expressed as a percentage of that employee’s annual salary. The product of the employee’s annual salary and his or her incentive target yields the “target award.” The target award, which is expressed as a dollar amount, is calculated as follows:

Base salary	x	Individual incentive target (expressed as a % of base salary)	=	Target award (expressed as a dollar amount)

Our compensation committee designates incentive target percentage levels for each of our NEOs using the process described above in determining base salary. Our compensation committee also reviews target levels for all other participants at the vice president level and above, as well as all other incentive compensation for this group of executives. The individual incentive targets and the target awards for each of the NEOs were calculated as follows:

Name	Base Salary (2013) ($)	Individual Incentive Target (expressed as a percentage of annual salary) (%)	Target Award (dollar amount) ($)
Robert B. Goergen	701,734	100	701,734
Robert H. Barghaus	430,746	50	215,373
Robert B. Goergen, Jr.	512,500	75(1)	397,917
Ryan J. Blair	750,000	150	1,125,000
__________
(1) Mr. Goergen Jr.’s bonus target increased in November 2013 to 100% with his promotion to Chief Executive Officer

The amount of the target award is split into two amounts, one determined by company performance (the “Business Performance Factor”) and the other determined by the employee’s own performance (the “Individual Performance Factor”). The Individual Performance Factor is determined based on the extent to which an executive achieved his or her personal business objectives, which we refer to as “Management by Objective” (or “MBOs”). The weighting of Business and Individual Performance Factor for each of the NEOs is as follows:

Name	Business Performance Factor (expressed as a percentage the entire target award) (%)	Individual Performance Factor (expressed as a percentage the entire target award) (%)
Robert B. Goergen	75	25
Robert H. Barghaus	60	40
Robert B. Goergen, Jr.	60	40
Ryan J. Blair	50	50

Business Performance Factor

The Business Performance Factor is based upon the extent to which the company or a business unit, as the case may be, meets or exceeds an established threshold performance level, which is determined by our compensation committee at the beginning of the year based on the board-approved budget and input from management. Based on the achievement of budgeted financial goals, 25% to 150% of the Business Performance Factor component of the target awards can become available for payment.

The Business Performance Factors differ among the NEOs. The Business Performance Factor for Mr. Goergen, the executive Chairman and former Chief Executive Officer of Blyth, and Mr. Barghaus, the Chief Financial Officer of Blyth, was solely determined by Blyth’s overall performance, with a targeted goal of $40.8 million in consolidated net earnings from continuing operations in 2013.

The Business Performance Factor for Mr. Goergen, Jr. was determined primarily (70%) by PartyLite Worldwide’s earnings before interest and taxes (“EBIT”), which target in 2013 was $26.7 million (for 50% payout) and the remaining portion of his Business Performance Factor would be funded to the extent that PartyLite Worldwide’s EBIT exceeded target for 2013. In addition, 30% of his Business Performance Factor was based on the same Blyth performance goal used to determine the Business Performance Factor of Mr. Goergen and Mr. Barghaus set forth in the preceding paragraph.

The Business Performance Factor for Mr. Blair was solely determined by ViSalus’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), which target in 2013 was $55.7 million.

Individual Performance Factor

The second component of the target award is determined by the executive’s performance against his personal business objectives, or MBOs, which are established at the beginning of the year and typically have a wide variety of additional financial targets (such as sales growth, working capital management, return on equity, as well as other non-financial managerial goals, described below).

In order for any incentive compensation that is determined by the Individual Performance Factor to be earned for all executives, at least 80% of the NEO’s Business Performance Factor must be achieved.  Or, said another way, even if an NEO is determined to have achieved all of his personal business objectives, no payment will be made under the annual incentive plan unless at least 80% of that executive’s Business Performance Factor has been achieved.

The Individual Performance Factor for Mr. Goergen, Jr. was determined primarily (70%) by PartyLite Worldwide’s EBIT target for 2013 (for 50% eligibility) and the remaining portion of his Individual Performance Factor would be funded to the extent that PartyLite Worldwide’s EBIT exceeded target for 2013. If PartyLite Worldwide achieved 80% of its EBIT target, Mr. Goergen, Jr. would be eligible for 25% of his incentive compensation that is determined by PartyLite Worldwide’s results (70%). In addition, Mr. Goergen, Jr. becomes eligible for the other 30% of his Individual Performance Factor if Blyth achieves 80% of its targeted goal for 2013.

In 2013, the nature and extent of Mr. Goergen, Jr. and Mr. Barghaus’s major accomplishments and contributions were determined through written evaluations compiled by Mr. Goergen, our executive Chairman, and others familiar with their performance.  Mr. Goergen evaluated the information and made recommendations to our compensation committee, which then made the final determination of management bonuses.  In 2013, Mr. Goergen’s performance was evaluated by our compensation committee. For 2014, Mr. Barghaus’s major accomplishments and contributions will be determined by written evaluations compiled by Mr. Goergen, Jr., our Chief Executive Officer, who will make recommendations to our compensation committee.  Beginning in 2014, Mr. Goergen and Mr. Goergen, Jr.’s performance will be evaluated by our compensation committee.  Our compensation committee will continue to make the final determination of management bonuses.  Mr. Blair’s performance was, and will continue to be, evaluated by ViSalus’s compensation committee and any bonuses payable to Mr. Blair are, and will continue to be, subject to our compensation committee’s approval for so long as Mr. Blair is one of our NEOs.

After the completion of the year, based on the achievement of target financial goals and based on input from management about its assessment of each participant’s individual performance during the year, our compensation committee determines how much, if any, of the participant’s target award will be paid. Our compensation committee is under no obligation to pay the entire target award available in any given year. Similarly, the Blyth Plan gives our compensation committee the ability to adjust performance criteria upward or downward for extraordinary factors. Additionally, our compensation committee has the authority to grant discretionary cash bonuses outside of the Blyth Plan in recognition of extraordinary performance.

Performance Outcome

For 2013, the minimum threshold for Blyth net earnings from continuing operations was not achieved and, accordingly, no bonus was earned by Mr. Goergen or Mr. Barghaus.

For Mr. Goergen, Jr., PartyLite Worldwide was determined to have achieved the threshold Business Performance Factor, or EBIT of $26.7 million, in 2013. Accordingly, a formula-driven payout totaling $83,563, or 50%, was awarded for the portion of Mr. Goergen, Jr.’s annual target bonus that was determined by PartyLite Worldwide’s results. Mr. Goergen, Jr. received no bonus for the portion of his incentive that was judged against Blyth’s net earnings from continuing operations. Because PartyLite was determined to have achieved its Business Performance Factor, Mr. Goergen, Jr. was eligible to earn up to 50% of his performance goal. Mr. Goergen, Jr.’s MBOs included leading the PartyLite executive team to support sales growth and profit objectives, leading the project to improve service levels by driving collaboration between demand planning, supply chain, product development and local markets, promote upgraded product quality and inspire product innovation. Our compensation committee determined that Mr. Goergen, Jr. achieved 98% of his MBOs and granted him a bonus of $54,594 which, when added to the $83,563 he was awarded based on the Business Performance Factor, meant that Mr. Goergen, Jr.’s total annual bonus in 2013 was $138,157.

For 2013, the minimum threshold for ViSalus’ earnings before interest, taxes, depreciation and amortization (“EBITDA”) was not achieved and, accordingly, no bonus was earned by Mr. Blair.

Due to a salary freeze in effect for ViSalus management and the suspension of the ViSalus annual bonus plan for 2014, Mr. Blair did not receive an annual merit increase or other salary adjustment in 2014 and will not participate in any ViSalus annual bonus plan for 2014. Mr. Barghaus received a 2% merit increase that will apply to his base salary beginning in April 2014. Mr. Goergen, Jr. did not receive an annual merit increase in 2014 since his base salary had been increased to $650,000 to reflect his promotion to Chief Executive Officer, effective November 14, 2013. Mr. Goergen’s salary was decreased to $407,177 effective November 14, 2013 with his transition from Chief Executive Officer to executive Chairman of the Board and he did not receive an annual merit increase in 2014.

Long-Term Incentives

The Blyth Long-Term Incentive Plan (“LTIP”) was established in 2003 under the Blyth Plan. Our compensation committee considers long-term incentive compensation to be an important means of ensuring management’s ongoing focus on meeting our profitability goals, which should enhance stockholder value. In addition, our compensation committee believes that this component of our compensation policy is a retention vehicle for key executives and directly aligns the interests of management with those of our stockholders.

Our compensation committee generally awards long-term incentive grants annually at its spring meeting, with the exception of awards to executives who may be hired or promoted during the course of the year and to whom our compensation committee may grant awards during the year.

In order to align further management’s compensation with company performance, payment against target for 2013 is exclusively performance based, with an additional time-vesting function. As described above, Mr. Goergen has never participated in the LTIP. The LTIP award for Mr. Barghaus and Mr. Goergen, Jr. was determined by Blyth’s net income from continuing operations, with adjustments. Performance is measured over a one-year period. Payment, if earned, will be made equally in the form of cash (50%) and RSUs (50%) that vest in equal installments on the first and second March 15th following the date of grant and based on the executive’s continued employment with us.

Each of the participants in the LTIP is assigned an individual incentive target, which is expressed as a percentage of their annual salary. The individual incentive targets for Mr. Barghaus and Mr. Goergen, Jr. were 85% in 2013. Mr. Goergen Jr.’s LTIP target increased to 130%, effective January 1, 2014, with his promotion to Chief Executive Officer. The LTIP target award, which is expressed as a dollar amount, is calculated as follows:

Name	Base Salary (2013) ($)	LTIP Individual Incentive Target (expressed as a percentage of annual salary) (%)	LTIP Target Award (dollar amount) (%)
Robert H. Barghaus	430,746	85	366,134
Robert B. Goergen, Jr.	500,000	85	425,000

In order for any payment to be made under the LTIP, at least 80% of the LTIP Business Performance Factor must be achieved. Fifty percent of the payout is awarded for minimum performance threshold of 80%. The payout increases on a straight-line basis between 80% and 100%. Generally, up to 150% payout is awarded for achievement of above-target performance and will be paid on a straight-line approach from 101% to 120% for a maximum potential payout of 150% at 120% achieved target performance.

The LTIP Business Performance Factor in 2013 was achievement of net income from continuing operations of $40.8 million, which is equal to the average of the actual amount for 2012 and the budgeted amount for 2013.

After the completion of the calendar year, based on the achievement of the LTIP Business Performance Factor described above, our compensation committee will determine what part, if any, of the participant’s target award will be paid. Our compensation committee is under no obligation to pay the entire target award available in any given year. Similarly, the Blyth Plan gives our compensation committee the ability to adjust performance results upward or downward for extraordinary factors. Additionally, the Blyth Plan gives our compensation committee the authority to grant long-term incentive awards outside of the LTIP.

For 2013, less than 80% of the LTIP Business Performance Factor was achieved and, accordingly, no long-term incentive compensation was earned by Mr. Goergen or Mr. Barghaus:

	Target Achieved (%)	Value Awarded (subject to vesting) ($)
Robert H. Barghaus	<80%	0
Robert B. Goergen, Jr.	<80%	0
As a separate long-term incentive (outside of our LTIP), our compensation committee awarded Mr. Goergen, Jr. an RSU award with a value of $600,000 (62,003 RSUs) to vest ratably over three years based on his leadership with respect to PartyLite performance in 2013 and the additional responsibilities he assumed upon being promoted to Chief Executive Officer.

Mr. Blair does not participate in the Blyth LTIP described above. Instead, he received equity awards under the ViSalus 2012 Omnibus Incentive Plan (the “ViSalus Plan”). These grants were made pursuant to the equity compensation program that was created in anticipation of the then planned ViSalus initial public offering. As discussed above, we retained AonHewitt to assist in developing this equity compensation program. This equity compensation program utilizes two equity “vehicles,” non-qualified stock options and RSUs. Vesting requirements apply to all grants and Mr. Blair’s options and RSUs vest over eight years. Under this program, Mr. Blair was granted 907,500 non-qualified stock options and 742,500 RSUs, which vest as set forth in the following table:

	2013	2014	2015	2016	2017	2018	2019	2020
Options	206,250	20,625	113,438	113,438	113,438	113,438	113,438	113,438
RSUs	0	185,625	92,813	92,813	92,813	92,813	92,813	92,813
Total	206,250	206,250	206,250	206,250	206,250	206,250	206,250	206,250

In February 2014, ViSalus offered its senior executives, founders and independent board member the right to participate in a long-term incentive program, which we refer to as the 2014 ViSalus LTIP, in exchange for their agreement to defer the receipt of a portion of their salary or commissions from March 2014 through September 2014 (excluding health and wellness benefit premiums) until March 15, 2015. We refer to the amount of base salary or commissions that each participant elected to defer as the “Deferred Amount.” The award under the 2014 ViSalus LTIP is a performance award payable in cash and the amount of the award is determined by the Deferred Amount. For those participants who elected to defer less than 50% of their base salary or commissions (excluding health and wellness benefit premiums), the award will equal the Deferred Amount, and for those participants who elected to defer 50% or more of their base salary or commissions (excluding health and wellness benefit premiums), the award will equal two times the Deferred Amount. Deferred Amounts will be paid by March 15, 2015. Awards under the ViSalus LTIP will only be paid if (i) ViSalus achieves trailing twelve month earnings before interest and taxes of $20.0 million or more, which, for clarification, gives effect to the compensation expense associated with the 2014 ViSalus LTIP (the “performance goal”), and (ii) the participant is employed through the payment date. The payment date will occur as soon as practicable after ViSalus attains, and calculates, the performance goal. Mr. Blair elected to defer 50% of his 2014 salary (excluding health and wellness benefit premiums), representing $368,159, which Deferred Amount will be paid to him by March 15, 2015. His award will be $736,317 if ViSalus meets the performance goal described above.

Retention and Severance Agreements

On December 17, 2010, we entered into Retention and Severance Agreements with Robert B. Goergen, Jr. and Robert H. Barghaus. The agreements provide that, in the event of termination of employment by us without “cause” or by the executive officer for “good reason” and subject to certain notice and cure periods, the executive officer will receive severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance would consist of the following: (i) a payment equal to twice the sum of his then current annual base salary plus his average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a pro rata annual bonus as determined under our MPIP based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested RSUs or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements (including with respect to any plans adopted after the date of the agreements); (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage) and (v) payment of expenses up to $50,000 until the executive officer obtains comparable full time re-employment for outplacement assistance expenses.  The agreements also contain restrictive covenants with respect to non-competition, non-solicitation of our employees and certain parties in specified business relationships with us, and confidentiality. As discussed below, Mr. Goergen, Jr.’s Retention and Severance Agreement was amended in November 2013 in connection with his promotion to Chief Executive Officer.

On June 26, 2013, we entered into an employment agreement with Ryan J. Blair which provides that, upon a termination of his employment by ViSalus without “cause” or by him for “good reason” (each as defined in the employment agreement) or upon the non-renewal of the employment agreement by ViSalus, Mr. Blair will be entitled to receive the following severance payments and benefits: (1) a pro rata bonus for the year of the date of termination based on the performance of ViSalus for the applicable year; (2) the sum of Mr. Blair's annual base salary and target bonus multiplied by the greater of (A) two and (B) the number of full and partial months remaining in the employment term divided by 12 (up to a maximum of three) (although if the termination of employment occurred during the six-month period before or within two years following a change in control, such severance multiple would always be three); and (3) a monthly payment in cash equal to 150% of the monthly premium for health care continuation pursuant to COBRA for 18 months following the date of termination of employment. In addition, any stock options held by Mr. Blair will vest in full and remain exercisable for the lesser of three years from the date of termination and the remainder of their original full terms, and other equity awards will vest in full other than those that are intended to meet the performance-based exception under Section 162(m) of the Code, which awards will be treated in accordance with the terms of the applicable award agreement. Upon termination of Mr. Blair's employment due to death or disability, Mr. Blair (or his beneficiary) would receive a pro rata incentive bonus for the year of termination and any outstanding equity awards would be treated as described above.

Share Retention Guidelines

In order to preserve the linkage between the interests of executives and those of our stockholders, participants in the Blyth LTIP are expected to use their grants of RSUs to establish a level of direct ownership in the company. Therefore, participants in the Blyth LTIP must retain at least 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company.

Perquisites

We provide our Chairman with perquisites in recognition that he has never and does not currently accept any long-term incentive compensation. Under Mr. Goergen’s employment contract, he is provided with a car and driver, as well as personal use of the company’s leased airplane. Mr. Goergen pays taxes based on the imputed value of these perquisites, which is reported to the Internal Revenue Service and which totaled $269,960 for 2013.

Mr. Goergen Jr. utilized the leased airplane for personal use and paid taxes based on the imputed value of its use, which totaled $234,573 for 2013. In addition, Mr. Goergen, Jr. receives a $3,000 monthly automobile allowance since October 1, 2012.

Mr. Barghaus receives a $2,000 monthly automobile allowance since April 2013.

Mr. Blair utilized the leased airplane for personal use and paid taxes based on the imputed value of its use, which totaled $1,918 for 2013 (representing mileage for a guest who was travelling with Mr. Blair on a business trip). Mr. Blair receives a $1,500 monthly automobile allowance since October 2012.

Tax and Accounting Considerations

Favorable accounting and tax treatment of the various elements of our compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and certain other highly compensated executive officers to $1.0 million annually. Because the primary objective of our compensation program is to support our business strategy, our compensation committee believes it should have flexibility in awarding compensation even though some compensation awards may result in non-deductible compensation expenses. Our MPIP and LTIP, the most substantial portion of our short and long-term compensation arrangements, are designed to qualify as “performance-based” compensation under Section 162(m) of the Code, whereas other forms of compensation, as described below, are not intended to be fully deductible. The one-time RSU award granted to Mr. Goergen, Jr. was not designed as performance-based compensation under Section 162(m). However, based on his compensation levels, we expect that a substantial portion, if not all, of this RSU award will be deductible. Additionally, the ViSalus LTIP granted to Mr. Blair is not designed as performance-based compensation under Section 162(m). However, we considered the critical business need to incentivize and retain the ViSalus management team in connection with the design of the ViSalus LTIP. Equity awards granted to Mr. Blair were granted pursuant to arrangements that were developed before Mr. Blair became one of our NEOs and these equity awards do not qualify as “performance-based” compensation under Section 162(m). Since then, when designing compensation programs for Mr. Blair, our compensation committee has considered the impact of Section 162(m) in light of the business needs for ViSalus to incentivize and retain its management team. Mr. Blair has participated in Blyth’s MPIP to enable bonus payments to qualify as “performance-based” compensation under Section 162(m), although he did not earn a bonus for 2013 and is not participating in any annual bonus plan for 2014. If our stockholders approve the ViSalus Plan described in Proposal 3, Mr. Blair will be eligible to receive annual incentive awards under the ViSalus Plan and his future incentive compensation awards may be designed to qualify as “performance-based” compensation under Section 162(m).

We account for equity-based awards in accordance with the requirements of FASB ASC Topic 718 (formerly “SFAS No. 123(R)”). We are required to recognize compensation expense relating to equity-based awards in our financial statements. The adoption of this recognition method did not cause us to limit or otherwise significantly change our award practices.

Compensation Committee Report

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, our compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2014 annual meeting of stockholders.

Submitted by the members of the Compensation Committee of our Board of Directors.

James McTaggart, Chairman
Neal Goldman
Brett Johnson

Executive Compensation Information

Summary Compensation Table

The following table summarizes the total compensation awarded to or earned by our chief executive officer, chief financial officer and other executive officers during the eleven month transition period ended December 31, 2011 (2011T) and the fiscal years ended December 31, 2012 (2012) and December 31, 2013 (2013).

Name and Principal Position	Year	Salary ($)	Bonus[2] ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation ($)	Total[10] ($)
Robert B. Goergen(1) Executive Chairman of the Board	2011T 2012 2013	728,177 809,269 669,602	- - -	- - -	- - -	805,198 936,729 -	236,637(3) 272,728(3) 282,634(3)	1,770,012 2,018,726 952,236
Robert B. Goergen, Jr.(1) President and Chief Executive Officer of Blyth and President PartyLite Worldwide	2011T 2012 2013	340,711 500,000 518,750	175,000 - -	92,821(4) 1,171,427(4) 86,049(4)	- - -	407,246 277,515 268,237	152,420(5) 202,609(5) 283,248(5)	1,168,198 2,151,551 1,156,284
Robert H. Barghaus Vice President and Chief Financial Officer	2011T 2012 2013	383,847 428,120 430,746	100,000 20,000 -	163,619(4) 201,882(4) 208,716(4)	- - -	396,484 393,361 167,757	12,406(6) 14,226(6) 30,607(6)	1,056,356 1,057,589 837,826
Ryan J. Blair(7) Chief Executive Officer of ViSalus	2013	750,000	0	5,628,150(8)	3,212,550(8)	0	23,381(9)	9,614,081
_______________

(1)	Robert B. Goergen served as our chief executive officer until November 14, 2013, at which time Robert B. Goergen, Jr. was appointed as our chief executive officer.

(2)
Bonus is reported during the period in which it is earned. Payments under the MPIP and cash payments under the LTIP are reported under “Non-Equity Incentive Plan Compensation” and are reported for the period in which they are earned. The MPIP is generally paid in March following the end of the year. The cash payments under the LTIP vest in two equal annual installments and are based on the executive’s continued employment with us. Robert B. Goergen has never participated in the LTIP. We paid the following amounts under the LTIP: (i) Robert B. Goergen, Jr. ($22,828 in 2011T, $59,296 in 2012 and $130,080 in 2013) and (ii) Robert H. Barghaus ($76,081 in 2011T, $150,831 in 2012 and $167,757 in 2013). Mr. Blair does not participate in our MPIP or LTIP. Mr. Blair earned a bonus of $571,463 in 2012, which was paid in 2013, but did not earn a bonus for 2013.

(3)
Mr. Goergen’s “All Other Compensation” consists of the items set forth in the following table. The perquisite value of “Personal Use of Company Airplane” equals the total cost of the company airplane to us multiplied by the percentage of personal use by Mr. Goergen or members of his immediate family (other than Robert B. Goergen, Jr., whose personal use is separately disclosed below). The perquisite value reported is higher than the amount of compensation income that is imputed to Mr. Goergen for tax purposes for personal use of the company airplane. This table does not reflect the change in present value of the accumulated benefit of the supplemental pension plan disclosed in the “Pension Benefits” table since the change was negative for 2012 and 2013 and, even if such change were positive, the change would not inure to the benefit of Mr. Goergen. Beginning August 1, 2010, Mr. Goergen started receiving supplemental pension benefits of $125,000 per quarter which will continue for the remainder of his life, and no other payments options are available to Mr. Goergen.

	Personal Use of Company Airplane ($)	Driver Services ($)	Automobile Payments ($)	Contributions to the 401(k) and nonqualified plans ($)	Total ($)
2011T	147,084	58,067	18,164	13,322	236,637
2012	174,720	65,237	18,508	14,262	272,728
2013	185,506	67,445	17,008	12,675	282,634

(4)
The RSUs vest in equal annual installments on various anniversaries of the date of grant, subject to the continued employment of the executive on each vesting date. The aggregate grant date fair value of the stock awards was determined in accordance with FASB ASC Topic 718. See Note 17 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a description of the assumptions used in valuing stock awards. For this purpose, the estimate of forfeitures is disregarded.

(5)
In 2011T, includes $140,055 for personal use of the company airplane and $12,365 for contributions to the 401(k) and nonqualified deferred compensation plans. In 2012, includes $179,346 for personal use of the company airplane, $9,000 for automobile payments and $14,262 for contributions to the 401(k) and nonqualified deferred compensation plans. In 2013, includes $234,573 for personal use of the company airplane, $36,000 for automobile payments and $12,675 for contributions to the 401(k) and nonqualified deferred compensation plans. The perquisite value for personal use of the company airplane equals the total cost of the company airplane to us multiplied by the percentage of personal use by Mr. Goergen, Jr. The perquisite value reported is higher than the amount of compensation income that is imputed to him for tax purposes for personal use of the company airplane.

(6)	In 2011T and 2012, consists of contributions to the 401(k) plan. In 2013, includes $18,000 for automobile payments and $12,607 for contributions to the 401(k) plan.

(7)	Mr. Blair was determined to be an executive officer of Blyth in July 2013.

(8)
Mr. Blair’s awards are granted under the ViSalus, Inc. 2012 Omnibus Incentive Plan. The options and RSUs vest in annual installments on various anniversaries of the vesting measurement date (October 1, 2012), subject to Mr. Blair’s continued employment on each vesting date. The aggregate grant date fair value of the stock awards was determined in accordance with FASB ASC Topic 718 using a combination of a discounted cash flow methodology and a valuation approach using similar publicly traded companies. The discounted cash flow methodology used an estimated weighted average cost of capital to discount the estimated future cash flows of ViSalus to its present value. The publicly traded company methodology used various market multiples with consideration for comparable operating revenues and earnings. As of December 31, 2013, Mr. Blair’s option awards were “out-of-the-money” and the value of his stock awards was $772,200 (see “Outstanding Equity Awards at December 31, 2013”).

(9)
In 2013, includes $1,918 imputed value for personal use of the company airplane (represents mileage for a guest who was travelling with Mr. Blair on a business trip), $18,000 for automobile payments and $3,463 for contributions to the 401(k) plan.

(10)
Does not include dividends paid by ViSalus to Robert B. Goergen, Robert B. Goergen, Jr. and Ryan J. Blair in 2012 and 2013 based on their pro rata ownership interest in ViSalus. For information on such dividends, see “Certain Relationships and Related Transactions.” Dividends were not paid by ViSalus on stock or option awards.

Pension Benefits

Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]	Payments During 2013
Robert B. Goergen(2)	6	$3,277,064	$500,000
_______________

(1)
While a present value is shown in the table, benefits are paid in the form of installment payments of $125,000 per quarter and are not available as a lump sum. We purchased a single life annuity contract for the payment of the pension benefit on March 26, 2001. Present values were calculated using the same actuarial assumptions applied in the calculation of the pension liability reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (discount rate of 7.0%). We reflected six years of credited service to reflect the six years of service required by Mr. Goergen, from August 1, 2000 through July 31, 2006, to fully vest in the supplemental pension benefit.

(2)
Under Robert B. Goergen’s employment agreement (described below under “- Employment Contracts”), he was entitled to an annual pension benefit of $500,000, starting on August 1, 2010. This pension benefit vested based on Mr. Goergen’s service from August 1, 2000 through July 31, 2006. Under the original terms of the agreement, Mr. Goergen was eligible to receive an annual pension benefit beginning on August 1, 2006. When Mr. Goergen agreed to continue to serve as our chief executive officer after July 31, 2006, we deferred the commencement date for this pension benefit, but we did not increase his annual pension benefit.

Grants of Plan-Based Awards During 2013

Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (the “Blyth Plan”). Robert B. Goergen, Jr. and Robert H. Barghaus participate in the Blyth Plan, which initially was approved by the stockholders in 2003 and subsequently was approved by our stockholders at our 2008 and 2013 annual meetings. As of December 31, 2013, the Blyth Plan authorized the grant of awards to officers, employees and non-employee directors to purchase or acquire an aggregate of 2,040,897 shares of common stock, 1,707,674 of which remain available for future awards. As of December 31, 2013, 161,130 shares were subject to outstanding awards, including 158,630 shares underlying RSUs (57,890 of which were vested and where the holder had deferred receipt, and 100,740 that were not vested) and 2,500 shares underlying unexercised stock options. The full text of the Blyth Plan is attached to our 2013 Proxy Statement which was filed with the SEC on April 3, 2013.

ViSalus, Inc. 2012 Omnibus Incentive Plan (the “ViSalus Plan”). Ryan J. Blair participates in the ViSalus Plan which is described below under Proposal 3.

The following table sets forth information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2013.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Robert B. Goergen	None	0	0	0	0	0	0	0	0	0	0
Robert H. Barghaus(1)	3/11/13	91,534	183,067	274,601	9,459	18,918	28,377	0	0	0	0(2)
Robert B. Goergen, Jr.(1)	3/11/13	106,250	212,500	318,750	10,980	21,959	32,939	62,003	0	0	0(2)
Ryan J. Blair(3)	6/26/13	0	0	0	0	0	0	742,500	907,500	7.58	8,840,700(3)
_______________

(1)
The number of shares for Mr. Goergen, Jr. and Mr. Barghaus set forth under “Estimated Future Payouts Under Equity Incentive Plan Awards” are based on $9.677 per share (the average of the high and low price for the five trading days ending on March 11, 2014, the date the grant was awarded).

(2)
On March 11, 2013, Mr. Barghaus and Mr. Goergen, Jr. were granted the equity incentive plan awards set forth in the table under the Blyth Plan, all of which were subject to performance-based conditions. In March 2014, our compensation committee determined that these performance-based conditions had not been met and did not award any shares to either of them.

(3)
On June 26, 2013, Mr. Blair was granted the equity awards set forth in the table under the ViSalus Plan, which vest over an eight-year period and are not subject to performance-based conditions. The fair value of the equity awards granted to Mr. Blair was determined using a combination of a discounted cash flow methodology and a valuation approach using similar publicly traded companies. The discounted cash flow methodology used an estimated weighted average cost of capital to discount the estimated future cash flows of ViSalus to its present value. The publicly traded company methodology used various market multiples with consideration for comparable operating revenues and earnings. During each October and November, beginning in calendar 2014, Mr. Blair may elect to have ViSalus purchase some or all of the shares he acquires pursuant to his equity awards unless such purchase would materially adversely affect ViSalus or would violate, or be prohibited by, the terms of any lending arrangements of Blyth or ViSalus. These “put rights” automatically terminate upon an initial public offering of the common stock of ViSalus.

Option Exercises and Stock Vested

The following table sets forth information concerning each vesting of restricted stock units for each of the named executive officers on an aggregated basis in the fiscal year ended December 31, 2013. There were no stock option exercises during the fiscal year ended December 31, 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert B. Goergen	0	0
Robert H. Barghaus	6,634	111,489
Robert B. Goergen, Jr.	14,140	209,723
Ryan J. Blair(1)	0	0
_______________

(1)
During each October and November, beginning in calendar 2014, Mr. Blair may elect to have ViSalus purchase some or all of the shares he acquires pursuant to his equity awards unless such purchase would materially adversely affect ViSalus or would violate, or be prohibited by, the terms of any lending arrangements of Blyth or ViSalus. These “put rights” automatically terminate upon an initial public offering of the common stock of ViSalus.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information concerning unexercised options and stock that has not vested for each named executive officer at December 31, 2013. Robert B. Goergen, Jr.’s and Robert H. Barghaus’s outstanding equity awards were issued under the Blyth Plan and Ryan J. Blair’s outstanding equity awards were issued under the ViSalus Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert B. Goergen	0	0	0	0	0	0	0	0
Robert H. Barghaus	0	0	0	0	0	0	15,119	141,816
Robert B. Goergen, Jr.	0	0	0	0	0	0	17,027(1)	159,713(2)
Ryan J. Blair	206,250	701,250	$7.58	6/26/23	0	0	742,500(3)	772,200(3)
_______________

(1)	Does not include 62,003 RSUs awarded in March 2014.

(2)	Based on the closing sale price for our common stock on the NYSE on December 31, 2013 of $9.38 per share.

(3)
The fair value of Mr. Blair’s options and RSUs at December 31, 2013 was determined using a combination of a discounted cash flow methodology and a valuation approach using similar publicly traded companies. The discounted cash flow methodology used an estimated weighted average cost of capital to discount the estimated future cash flows of ViSalus to its present value. The publicly traded company methodology used various market multiples with consideration for comparable operating revenues and earnings.

Employment Arrangements

Employment Arrangement with Robert B. Goergen. Robert B. Goergen, who served as our chairman of the board since 1977 and chief executive officer since 1978, agreed, effective November 14, 2013, to step down as chief executive officer and continue as executive chairman of the board. Mr. Goergen agreed to devote approximately one-half of his business time and attention to our business. Effective November 14, 2013, Mr. Goergen’s base salary was reduced to $407,177, which is equal to 50% of his base salary in effect when he was our chief executive officer and gives effect to the rescission of his voluntary reduction in his base salary in the amount of $150,000 that became effective as of April 1, 2013. Mr. Goergen’s base salary is subject to annual review for increase in the discretion of our board. We and Mr. Goergen have agreed that either party may terminate his employment agreement upon 90 days’ notice. In addition, the employment agreement will terminate automatically upon Mr. Goergen’s death, retirement, resignation, termination due to disability or a termination by us with or without cause.  Mr. Goergen must provide 90 days’ advance notice of his retirement to become eligible for the retirement benefits described below.

We have also agreed to pay Mr. Goergen, during his lifetime, a supplemental pension benefit in the amount of $500,000 per annum, the payment of which has been funded by a single life annuity insurance policy that we purchased in 2001.

We have also agreed to make payments and provide benefits to Mr. Goergen and/or his spouse following the termination of his employment as described in the table below.  We are not required to provide these benefits following a termination of Mr. Goergen’s employment if he competes with us.

Reason for Termination
Payment or Benefit	Death	Disability	Without “Cause” or “Constructive Termination Without Cause”[6]	Retirement
Continued base salary[1]	•	•	•	-
Annual incentive award[2]	•	•	•	•
Lifetime health and dental benefits[3]	•	•	•	•
Lifetime use of car and driver[4]	-	•	•	•
Lifetime use of office	-	•	•	•
Lifetime use of company aircraft[5]	-	•	•	•
_______________

(1)
If Mr. Goergen’s employment is terminated due to his death or disability he will receive continued base salary payments through the end of the then current calendar year plus an additional two years thereafter. If Mr. Goergen’s employment is terminated by us without “cause” or by reason of a constructive termination without cause, he will receive continued base salary payments through the end of the 90 day period following the date of termination, except if we have given him 90 days’ notice of a termination without cause.

(2)
If Mr. Goergen’s employment is terminated due to his death or disability, the annual incentive payment will be awarded for the year in which his death or termination occurs, based on the original target award.  If his employment is terminated without cause or constructively terminated without cause or terminated by reason of his retirement, we will pay him a pro rata annual incentive award for the year of termination to the extent targets are achieved, payable when incentive awards are paid to the active employees.

(3)
If Mr. Goergen’s employment is terminated without cause or by reason of his disability, constructive termination without cause or retirement, he will be entitled to lifetime health, dental and other welfare benefits generally provided to our senior officers. If Mr. Goergen’s employment is terminated as a result of his death or the other reasons in the preceding sentence, lifetime health and dental benefits will be provided to his spouse.

(4)	Lifetime use of a car and driver, consistent with past practice.

(5) Lifetime use of the company’s aircraft, up to 50 hours per year, subject to certain reimbursement requirements.

(6)
In Mr. Goergen’s employment agreement, “cause” occurs if Mr. Goergen is convicted of a felony involving moral turpitude or if he is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under the employment agreement, resulting in material economic harm to us, unless he believes in good faith that such act or omission was in our best interests.  In Mr. Goergen’s employment agreement, “constructive termination without cause” means termination by Mr. Goergen of his employment at his initiative following the occurrence of any of the events listed in clauses (a) through (f) below without his consent:

(a)	a reduction in his base salary, supplemental salary or target bonus opportunity;

(b)
the termination or material reduction in any of the perquisites or employee benefits to which he is entitled under his employment agreement (other than as part of an across-the-board reduction that is applicable to all of our executive officers);

(c)	the failure to employ him as chairman of the board;

(d)	the assignment to him of duties that are materially inconsistent with those that could reasonably be expected to be assigned to and performed by a part-time senior executive of a major corporation;

(e)	the relocation of our principal office, or Mr. Goergen’s own office, outside the state of Connecticut or more than 50 miles from Greenwich, Connecticut; or

(f)	the failure of any successor to assume in writing our obligations under his employment agreement.

The employment agreement provides for notice and cure opportunities in the event Mr. Goergen is terminated for cause or constructively terminated without cause.

Employment Arrangements with Robert B. Goergen, Jr. On November 14, 2013, the board of directors approved the appointment of Robert B. Goergen, Jr. as our President and Chief Executive Officer. On that date, we amended his Retention and Severance Agreement dated as of December 17, 2010 (as so amended, the “Retention and Severance Agreement”). Effective November 14, 2013, Mr. Goergen, Jr.’s annual salary was increased to $650,000 (subject to annual review for increase in the discretion of our board). Mr. Goergen, Jr. will be eligible for an annual target bonus opportunity each year equal to at least 100% of his then base salary (with a maximum annual bonus opportunity of 175% of his base salary) if performance goals for the relevant year are met, or a lesser amount (or nothing) if such performance goals are not met. Mr. Goergen, Jr. will also be eligible for an annual long term incentive compensation opportunity equal to at least 130% of his then base salary (with a maximum of 195% of his base salary) if performance goals for the relevant year are met, or a lesser amount (or nothing) if such performance goals are not met, in accordance with LTIP guidelines. Mr. Goergen, Jr. will be entitled to participate in all employee pension and welfare benefit plans and programs made available to our senior level executives or our employees generally. Mr. Goergen, Jr.’s employment is “at will.” Consequently, either party may terminate his employment at any time, subject to the terms and conditions in the Retention and Severance Agreement. We have also agreed to provide Mr. Goergen, Jr. a car for his use and permit him to use our company aircraft, in both cases consistent with past practice and subject to certain reimbursement obligations in connection with his use of the company aircraft.

The Retention and Severance Agreement with Robert B. Goergen, Jr. also provides that, in the event of termination of employment by us without “cause” or by Mr. Goergen, Jr. for “good reason” and subject to certain notice and cure periods, he will be entitled to severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance entitlement would consist of the following: (i) a payment equal to twice the sum of then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a pro rata annual bonus as determined under our MPIP based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested RSUs or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements and pro rata vesting of RSUs or performance-based cash awards that would have been granted based upon achievement of performance conditions for the then current year (including with respect to any plans adopted after the date of the agreements); (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage); and (v) payment of expenses up to $50,000 for outplacement assistance expenses until he obtains comparable full time re-employment.  In the event of a termination of Mr. Goergen, Jr.’s employment due to death or disability, he (or his estate) will received the severance benefits described in clauses (i), (ii), (iii) and (iv), in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination. However, following a termination due to disability, the severance payments described in clause (i) above will be reduced by the amount of disability benefits received under our long-term disability program. In the event of a change in control, all of Mr. Goergen, Jr.’s unvested equity and any other awards will become fully vested and all performance goals or other vesting criteria will be deemed achieved at target levels. The agreement also contains restrictive covenants with respect to non-competition and non-solicitation of our employees and certain parties in specified business relationships with us while employed and for 24 months immediately following termination for any reason, and confidentiality, all in accordance with the terms thereof set forth in the agreement.

Retention and Severance Agreement with Robert H. Barghaus. On December 17, 2010, we entered into a Retention and Severance Agreement with Robert H. Barghaus.  The agreement provides that, in the event of termination of employment by us without “cause” or by Mr. Barghaus for “good reason” and subject to certain notice and cure periods, Mr. Barghaus will be entitled to severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance entitlement would consist of the following: (i) a payment equal to twice the sum of his then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a pro rata annual bonus as determined under our MPIP based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested RSUs or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements and pro rata vesting of RSUs or performance-based cash awards that would have been granted based upon achievement of performance conditions for the then current year (including with respect to any plans adopted after the date of the agreements); (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage); and (v) payment of expenses up to $50,000 for outplacement assistance expenses until he obtains comparable full time re-employment.  The agreement also contains restrictive covenants with respect to non-competition and non-solicitation of our employees and certain parties in specified business relationships with us while employed and for 24 months immediately following termination for any reason, and confidentiality, all in accordance with the terms thereof set forth in the agreement.

Employment Agreement between ViSalus and Ryan J. Blair. ViSalus and Ryan J. Blair entered into an employment agreement on June 26, 2013. Mr. Blair will receive an annual salary of $750,000 and will be eligible for an annual target cash incentive of 150% of his base annual salary (with a maximum annual bonus opportunity of 200% of his base salary). In addition, Mr. Blair received stock options to purchase 907,500 shares of Class A common stock of ViSalus, with an exercise price equal to $7.58 per share and 742,500 restricted stock units pursuant to the ViSalus Plan. These equity awards will vest ratably over an eight year period. During each October and November, beginning in calendar 2014, Mr. Blair may elect to have ViSalus purchase some or all of the shares he acquires pursuant to these equity awards unless such purchase would materially adversely affect ViSalus or would violate, or be prohibited by, the terms of any lending arrangements of Blyth or ViSalus. These “put rights” automatically terminate upon an initial public offering of the common stock of ViSalus.

The employment agreement provides that, upon a termination of Mr. Blair's employment by ViSalus without “cause” or by Mr. Blair for “good reason” (each as defined in the employment agreement) or upon the non-renewal of the employment agreement by ViSalus, Mr. Blair will be entitled to receive the following severance payments and benefits (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination): (1) a pro rata bonus for the year of the date of termination based on the performance of ViSalus for the applicable year; (2) the sum of Mr. Blair's annual base salary and target bonus multiplied by the greater of (A) two and (B) the number of full and partial months remaining in the employment term divided by 12 (up to a maximum of three) (although if the termination of employment occurred during the six-month period before or within two years following a change in control, such severance multiple would always be three); and (3) a monthly payment in cash equal to 150% of the monthly premium for health care continuation pursuant to COBRA for 18 months following the date of termination of employment. In addition, any stock options held by Mr. Blair will vest in full and remain exercisable for the lesser of three years from the date of termination and the remainder of their original full terms, and other equity awards will vest in full other than those that are intended to meet the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, which awards will be treated in accordance with the terms of the applicable award agreement. On a termination of Mr. Blair's employment due to death or disability, Mr. Blair (or his beneficiary) would receive, in addition to unpaid salary and bonuses, if any, and outstanding expense reimbursements through the date of termination, a pro rata incentive bonus for the year of termination and any outstanding equity awards would be treated as described above.

Mr. Blair is entitled to a golden parachute excise tax gross-up payment under certain circumstances, but if the total parachute payments made to Mr. Blair do not exceed 110% of his safe harbor amount (within the meaning of Section 280G of the Code), no gross-up payment will be made, and instead payments to Mr. Blair will be cut back so that no excise tax is imposed. In addition, Mr. Blair is also subject to employee and customer non-solicitation and non-competition restrictions while he is employed by ViSalus and for 24 months immediately following termination of employment for any reason.

Potential Payments Upon a Termination of Employment or Change in Control. The information below quantifies certain payments and benefits that would have become payable to each named executive officer in the event of a termination or a “change in control” of Blyth assuming such event had occurred on December 31, 2013 and assuming that a “change in control” of Blyth would not be an event of termination. The information below also assumes (i) a price per share of our common stock underlying the unvested restricted stock units held by Robert B. Goergen, Jr. and Robert H. Barghaus of $9.38, the closing market price on December 31, 2013, and (ii) a per share price of ViSalus common stock underlying the unvested restricted stock units held by Ryan J. Blair of $1.04, the fair value on December 31, 2013. These payments and benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

	Continued base salary payments	Bonus	Continuation of welfare benefits	Perquisites	Cash LTIP Vesting	Equity Vesting
Robert B. Goergen Chairman of the Board
Without Cause/Constructive Termination	101,795(1)	407,177(1)	13,806(2)	407,662(3)	0	0
Death or disability	2,324,819(1)	407,177(1)	13,806(2)	407,662(3)	0	0
Retirement	0	407,177(1)	13,806(2)	407,662(3)	0	0
Change in control	0	0	0	0	0	0
Robert B. Goergen, Jr. President and Chief Executive Officer of Blyth and President PartyLite Worldwide
Without Cause/Constructive Termination	1,300,000(4)	412,139(5)	36,500(6)	50,000(7)	172,004(8)	741,301(8)
Death or disability	1,300,000(4)	412,139(5)	36,500(6)	0	172,004(8)	741,301(8)
Retirement	0	0	0	0	0	0
Change in control	0	0	0	0	172,004(9)	741,301(9)
Robert H. Barghaus Vice President and Chief Financial Officer
Without Cause/Constructive Termination	861,492(4)	339,659(5)	25,600(6)	50,000(7)	297,584(8)	141,816(8)
Death or disability	0	0	0	0	297,584(8)	141,816(8)
Retirement	0	0	0	0	0	0
Change in control	0	0	0	0	297,584(9)	141,816(9)
Ryan J. Blair Chief Executive Officer of ViSalus
Without Cause/Constructive Termination	2,250,000(10)	3,375,000(11)	43,382(12)	0	0	772,200(13)
Death or disability	0	0	0	0	0	772,200(13)
Retirement	0	0	0	0	0	0
Change in control(14)	0	0	0	0	0	0
_______________

(1)	Termination payments are described in more detail under the heading “- Employment Contracts” and pension payments are describe under “- Pension Payments”.

(2)
Represents current annual amount of lifetime health/dental/life insurance premiums that would be payable by us for Mr. Goergen and his wife. Mr. Goergen does not participate in our long-term disability policy.

(3)
Represents current estimated annual amount of lifetime payments that would be payable by us for automobile/driver ($83,745), use of company airplane ($169,103; estimated cost based on the average cost to us for Mr. Goergen’s personal use of the company airplane in the past three fiscal periods) and secretary/office space ($154,814).

(4)
Amount equals two times their annual base salary at December 31, 2013 payable in 24 equal installments (except that, in the case of a “change in control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum).

(5)
Amount equals two times their average annual bonuses over the five years prior to December 31, 2013 payable in 24 equal installments (except that, in the case of a “change in control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum), plus payment of a pro rata bonus for the year of termination that the executive would have received had he remained employed through year-end, subject to the achievement of performance criteria, and paid at such times as payments of bonuses are made to employees generally.

(6)
Represents the amount for continued participation in our health insurance plans for two years (this payment will terminate when the executive officer obtains comparable coverage under a subsequent employer’s plan). If continued participation is not available in our plans, we have agreed to pay to the executive officer the after tax amounts sufficient to cover the costs of comparable coverage.

(7)	Represents the payment of up to $50,000 for outplacement assistance expenses until the executive officer obtains comparable full time re-employment.

(8)
Represents immediate vesting of all cash and equity awards under our LTIPs, including pro rata vesting of RSUs or performance-based cash awards that would have been granted based upon actual achievement of performance conditions in 2013 (note, because the LTIP goals were not achieved in 2013, the numbers in the table above do not include any such pro rata vesting). The amounts under “Equity Vesting” are based on a price per share of our common stock underlying the unvested restricted stock units held by Robert B. Goergen, Jr. and Robert H. Barghaus of $9.38, the closing market price on December 31, 2013.

(9)
Blyth LTIP and RSUs granted prior to May 14, 2013 vest upon a change in control (as defined in the Blyth Plan) unless the awards are assumed or replaced. With respect to Blyth LTIP and RSUs granted on or after May 14, 2013, the Blyth compensation committee shall provide for the following: (1) full or partial vesting of some or all of the outstanding awards upon the closing of the change in control transaction; (2) full vesting and cancellation of some or all of the outstanding awards in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction; (3) the issuance of substitute awards in exchange for some or all of the outstanding awards; (4) full vesting of outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change in control transaction; or (5) continuing the outstanding awards on their same terms. However, if no substantial portion of the assets or business of Blyth remains with Blyth following the closing of the change in control transaction, the Blyth compensation committee, as the case may be, must take one of the first four actions described above. However, deferral elections do not lapse unless the change in control also constitutes a “change in control event” under Section 409A of the Code. The above table assumes full vesting upon a change in control for Mr. Barghaus, even though many other outcomes are possible. Under Mr. Goergen, Jr.’s retention agreement, all LTIP awards vest upon a change in control. Under the Blyth Plan, a change in control with respect to officers and employees is defined as (i) a reorganization, merger or consolidation in which we are not the surviving corporation, (ii) a sale, lease, exchange or other transfer of all or substantially all of our assets, or (iii) stockholder approval of our dissolution or liquidation. Under Mr. Goergen Jr.’s retention agreement, change in control is defined as a merger, consolidation or similar transaction where Blyth is not the surviving entity and where Blyth is the surviving entity but Blyth’s stockholders own less than 50% of our voting power after the transaction, a sale of a substantial portion or our assets, a person becoming a beneficial owner of more than 50% of our voting power, or replacement of a majority of our board in any 12-month period by directors who are not endorsed by our incumbent board. However, a transaction must constitute a “change in control event” under Section 409A of the Code for accelerated vesting to apply under Mr. Goergen Jr.’s retention agreement. The amounts under “Equity Vesting” are based on a price per share of our common stock underlying the unvested restricted stock units held by Robert B. Goergen, Jr. and Robert H. Barghaus of $9.38, the closing market price on December 31, 2013.

(10)	Amount equals three times Mr. Blair’s annual base salary at December 31, 2013, payable in a lump sum.

(11)
Amount equals three times Mr. Blair’s target bonus at December 31, 2013, payable in a lump sum, plus payment of a pro rata bonus for the year of termination that he would have received had he remained employed through year-end, subject to the achievement of performance criteria, and paid at such times as payments of bonuses are made to employees generally.

(12)	Represents the amount equal to 150% of the COBRA continuation premiums for continued participation in our health insurance plans for 18 months.

(13)
In the event of a termination without cause, a constructive termination or a termination due to death or disability, all options and RSUs will be fully vested and the option exercise period will continue until the earlier of the third anniversary of the employment termination date and the expiration of the original full term. As of December 13, 2013, 701,250 option shares were not vested and none of the RSUs were vested. Values of unvested RSUs are calculated based on a per share price of ViSalus common stock underlying the unvested restricted stock units held by Ryan J. Blair of $1.04, the fair value on December 31, 2013. Since the fair value of the ViSalus common stock is less than the exercise price of the options, the options are “out-of-the-money” and no value is attributed for purposes of calculating the amounts set forth in the table.

(14)
Upon a change in control of ViSalus, the ViSalus compensation committee shall provide for one of the following: (1) full or partial vesting of some or all of the outstanding awards immediately prior to the closing of the change in control transaction; (2) full vesting and cancellation of some or all of the outstanding awards in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction; (3) the issuance of substitute awards in exchange for some or all of the outstanding awards; (4) full vesting of outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change in control transaction; or (5) continuing the outstanding awards on their same terms. However, if no substantial portion of the assets or business of ViSalus remains with ViSalus following the closing of the change in control transaction, the ViSalus compensation committee, as the case may be, must take one or more of the first four actions described above. However, deferral elections do not lapse unless the change in control also constitutes a “change in control event” under Section 409A of the Code. The definition of a change in control under the ViSalus Plan is described under Proposal 3.

Compensation Committee Interlocks and Insider Participation

Neal I. Goldman, Brett M. Johnson and James M. McTaggart served as members of our compensation committee in 2013. None of them (i) was, during 2013, an officer or employee of us or any of our subsidiaries, (ii) was formerly an officer of us or any of our subsidiaries or (iii) had any relationship requiring disclosure by us pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers served as an officer, director or member of a compensation committee of another entity for which an executive officer or director is a member of our board of directors or served on the compensation committee of our board of directors.

Certain Relationships and Related Transactions

Transactions with ViSalus

In August 2008, we signed a membership interest purchase agreement to acquire ViSalus, a network marketing company that sells weight management products, functional foods, nutritional supplements and energy drink mixes, through a series of investments. Through December 2012, we made investments that have increased our ownership in ViSalus such that we currently own approximately 80.9% of ViSalus. In connection with the December 2012 closing, ViSalus issued shares of its redeemable convertible preferred stock to the holders of the 19.1% of ViSalus that was not owned by us. We and ViSalus have agreed to redeem all of the shares of preferred stock on December 31, 2017, which date can be extended with the consent of holders of a majority of the voting power of the preferred stock, for $143.2 million, unless prior to such date ViSalus has made an initial public offering of its common stock at a price that indicates a valuation of ViSalus of $800.0 million or more, in which event the preferred stock will automatically convert into common stock of ViSalus on a one-to-one basis. The threshold valuation in the preceding sentence is an aspirational goal and should not be considered the valuation of ViSalus at the date hereof or to predict ViSalus’s valuation at any time in the future. We have guaranteed the performance by ViSalus of its redemption obligation. In the event that ViSalus does not redeem the preferred shares, each of the preferred shares will automatically become convertible into 100 shares of common stock of ViSalus.

At the time of the first closing in October 2008, ViSalus was owned in part by Ropart Asset Management Fund, LLC and related entities (collectively, “RAM”), which owned a significant non-controlling interest in ViSalus. In September 2012, RAM distributed its interest in ViSalus to its members, including Robert B. Goergen, Robert B. Goergen, Jr. and Todd A. Goergen. Robert B. Goergen beneficially owns approximately 36% of our outstanding common stock, and together with members of his immediate family, owns substantially all of RAM.

Robert B. Goergen, Robert B. Goergen, Jr. and Todd A. Goergen (and trusts affiliated with him) own 1.8%, 0.1% and 0.6%, respectively, of the outstanding capital stock of ViSalus. In addition, Ryan J. Blair owns 4.6% of the outstanding capital stock of ViSalus. Of the $143.2 million aggregate redemption amount that will be paid upon redemption of the preferred stock, $13.2 million will paid to Robert B. Goergen, $0.5 million will be paid to Robert B. Goergen, Jr., $4.5 million will be paid to Todd A. Goergen (and trusts affiliated with him), and $34.3 million will be paid to Ryan J. Blair.

Dividends. In 2013, ViSalus paid cash dividends to its shareholders, including a total of $0.6 million to Robert B. Goergen, $0.2 million to Todd A. Goergen (and trusts affiliated with him), $22,785 to Robert B. Goergen, Jr. and $1.5 million to Ryan J. Blair. ViSalus has adopted a dividend policy and will declare and pay dividends out of available cash, subject to appropriate reserves. Robert B. Goergen will receive 1.8%, Todd A. Goergen (and trusts affiliated with him) will receive 0.6%, Robert B. Goergen, Jr. will receive 0.1% and Ryan J. Blair will receive 4.6% of ViSalus’s future dividend payments, consistent with their ownership interests.

FragMob. ViSalus entered into an agreement with FragMob LLC in October 2011 under which FragMob agreed to provide ViSalus with software development and hosting services for a mobile phone application that allows ViSalus’s promoters to access their Vi-Net promoter account information on their smart phones. In March 2012, ViSalus added a second application, a credit card swiper for mobile phones, to the services provided by FragMob pursuant to the agreement. In September 2012, ViSalus and FragMob entered into a new revised agreement that extended the terms to December 31, 2014 and revised certain terms of the agreement. Ryan J. Blair directly and indirectly owns a total of 11.8% of FragMob, RAM directly and indirectly owns a total of 7.1% of FragMob, and Todd A. Goergen indirectly owns 5.3% of FragMob. ViSalus paid $1.8 million to FragMob in 2013 and $450,000 in the first quarter of 2014.

iCentris. ViSalus’s promoters may use iCentris direct-selling software, which provides promoters with an array of promoter and corporate web modules. ViSalus licenses this software pursuant to a software and hosting services agreement that expires in June 2016 and has annual renewal terms. In 2008, ViSalus invested $1.1 million in iCentris’s predecessor for a 4.6% ownership interest. In 2011, the predecessor was acquired by iCentris, and ViSalus currently owns approximately 2.7% of iCentris. In addition, Ryan J. Blair owns directly and indirectly a total of 2.2% of iCentris, RAM directly and indirectly owns a total of 4.8% of iCentris, and Todd A. Goergen indirectly owns 0.8% of iCentris. Under the software and hosting services agreement, ViSalus paid iCentris $1.7 million in 2013 and $287,000 in the first quarter of 2014.

ViSalus Salary Deferral Program. In February 2014, ViSalus offered its senior executives, founders and independent board member the right to participate in a long-term incentive program, which we refer to as the 2014 ViSalus LTIP, in exchange for their agreement to defer the receipt of a portion of their salary or commissions from March 2014 through September 2014 (excluding health and wellness benefit premiums) until not later than March 15, 2015. We refer to the amount of base salary or commissions that each participant elected to defer as the “Deferred Amount.” The award under the 2014 ViSalus LTIP is a performance award payable in cash and the amount of the award will be determined by the Deferred Amount. For those participants who elected to defer less than 50% of their base salary or commissions (excluding health and wellness benefit premiums), the award will equal the Deferred Amount, and for those participants who elected to defer 50% or more of their base salary or commissions (excluding health and wellness benefit premiums), the award will equal two times the Deferred Amount. The award will only be paid if ViSalus achieves trailing twelve month earnings before interest and taxes of $20.0 million or more, which, for clarification, gives effect to the compensation expense associated with the 2014 ViSalus LTIP (the “performance goal”), and the participant is employed through the payment date. Ryan J. Blair elected to defer 50% of his 2014 salary (after giving effect to insurance premiums for health and welfare programs), representing $368,159, which amount will be paid to him by March 15, 2015. Todd A. Goergen elected to defer 50% of his 2014 salary (after giving effect to insurance premiums for health and welfare programs), representing $243,521, which amount will be paid to him by March 15, 2015. In addition, because Mr. Blair and Mr. Goergen elected to defer more than 50% of their respective salaries, they are eligible for LTIP awards of $736,317 and $487,042, respectively, if ViSalus achieves the performance goal and if they are employed by ViSalus on the LTIP payment date. The payment date will occur as soon as practicable after ViSalus attains, and calculates, the performance goal.

Employment Arrangements with Todd A. Goergen. In August 2012, Todd A. Goergen joined ViSalus as its Chief Strategy Officer, and was promoted to Chief Operating Officer in February 2014. His base salary is $500,000 and he has an annual target bonus opportunity equal to 100% of his base salary (with a maximum annual bonus opportunity equal to 200% of his base salary). Mr. Goergen was paid bonuses totaling $305,063 in 2013, $180,063 of which was based on his annual target bonus opportunity and $125,000 of which was a special bonus paid to recognize his contributions to special projects in 2012. Mr. Goergen is entitled to a monthly automobile allowance of $1,500, for which he was paid $18,000 in 2013. In May 2013, Mr. Goergen was issued 507,375 restricted stock units and 620,125 nonqualified stock options (with an exercise price of $7.58 per share) under the ViSalus Plan, 20% of which vested in October 2013, 20% of which will vest in October 2014 and 60% of which will vest in October 2015. Mr. Goergen made use of corporate aircraft in 2013 for which he recognized $28,309 of imputed income. Mr. Goergen is also a member of the Board of Directors of ViSalus.

The foregoing transactions with ViSalus were approved either by a special committee comprised of our independent directors or by all of our independent directors.

Ropart Sublease. Ropart Investments LLC paid $173,000 to us during 2013 to sublet office space, which we believe approximates the fair market rental for the sublet office space. Robert B. Goergen, Robert B. Goergen, Jr. and Todd A. Goergen are managers of Ropart and Pamela M. Goergen is a member of Ropart. In August 2000 (as amended and restated most recently in March 2013), we entered into an employment agreement with Robert B. Goergen, our chairman of the board, in which we agreed to provide office space to Ropart. The employment agreement was approved by our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and holders of more than 10% of the common stock to file reports regarding beneficial ownership and changes in beneficial ownership with the SEC. Based upon a review of the filings furnished to us and on representations from our directors and executive officers, all filing requirements of Section 16(a) were complied with in 2013.

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee charter was adopted and approved by the board of directors in January 2004. The charter is available on our website, www.blyth.com, or in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The charter further amends the audit committee’s original charter, which was first adopted and approved by the board in June 2000 and amended by the board in April 2003.

As set forth in more detail in the charter, the primary role of the audit committee is to assist the board in fulfilling its oversight responsibilities. The committee’s primary responsibilities fall into three broad categories:

•
first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and the independent auditors about draft annual financial statements, key accounting and reporting matters, alternative treatments within generally accepted accounting principles for policies and procedures related to material items that the independent auditors have discussed with management and the ramifications thereof, and other material written communications between the independent auditors and management;

•
second, the committee is responsible for matters concerning the relationship between us and the independent auditors, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees; reviewing and pre-approving any non-audit services being provided to us; providing and maintaining an open, direct avenue of communication between the board and the independent auditors; and determining whether the independent auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

•
third, the committee is responsible for matters concerning our systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the recommendations, if any, of the independent auditors.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the charter.

In the course of fulfilling its responsibilities, the audit committee has:

•	reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2013;

•	discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the audit committee concerning independence;

•	discussed with Ernst & Young the public accounting firm’s independence from the company and management; and

•	considered whether the provision by Ernst & Young of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

It is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent public auditors. In giving its recommendations to the board of directors, the audit committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the independent public auditors with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Howard E. Rose, Chairman
Andrew Graham
Ilan Kaufthal

PROPOSAL 3: APPROVAL OF THE VISALUS, INC. 2012 OMNIBUS INCENTIVE PLAN

At the annual meeting our stockholders will be asked to approve the ViSalus, Inc. 2012 Omnibus Incentive Plan (the “ViSalus Plan”) pursuant to Internal Revenue Code Section 162(m). Approval of this proposal will constitute approval of the material terms of the performance goals and award limits for performance-based awards, so as to allow ViSalus the opportunity to make awards under the ViSalus Plan that are tax deductible in compliance with the “performance-based” compensation exception to Section 162(m) of the U.S. Internal Revenue Code and permit ViSalus to claim an income tax deduction for the payment of such awards. As described in more detail below, the ViSalus Plan allows ViSalus to issue cash and equity-based awards to its employees, promoters and directors. The only form of equity that may be issued under the ViSalus Plan is the Class A common stock of ViSalus (the “ViSalus Stock”). The ViSalus Stock is not traded on any stock exchange. In May 2013, the board of directors of ViSalus and our compensation committee and board of directors approved the ViSalus Plan and awarded options and RSUs under it.
In July 2013, Ryan J. Blair became one of our executive officers and his compensation is now subject to the deduction limitations imposed under Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the “Code.” Under Code Section 162(m), compensation in excess of $1.0 million (including equity awards) granted to any of our executive officers under the ViSalus Plan is not deductible by ViSalus, unless it is subject to performance goals that have been approved by our stockholders.
Stockholder approval of the material terms of the performance goals in the ViSalus Plan will allow our compensation committee the opportunity to grant awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, thereby permitting ViSalus to claim an income tax deduction for such compensation when it is paid. See “Executive Compensation - Compensation Discussion and Analysis” for a discussion of the current performance goals employed for existing performance incentives for Mr. Blair. Approval of this Proposal 3 will constitute approval of the ViSalus Plan, and specifically, the material terms of the performance goals in the ViSalus Plan and the limit on the number of stock options that may be granted to any individual in any calendar year. For purposes of Section 162(m) of the Code, the material terms of the performance goals include:

•	the employees eligible to receive awards under the ViSalus Plan;

•	a description of the business criteria on which the performance goal is based (performance measures); and

•	the maximum compensation that can be paid to an employee under the performance goal during any specified period (individual award limits).
As of December 31, 2013, a total of 6,763,251 shares of ViSalus Stock were subject to outstanding awards granted under the ViSalus Plan, and an additional 286,749 shares of ViSalus Stock were available for new award grants payable in shares under the ViSalus Plan. As discussed above, performance-based cash awards may also be granted under the ViSalus Plan. We are not seeking to increase the number of shares available for issuance under the ViSalus Plan.
If stockholders do not approve this proposal, the outstanding awards granted under the ViSalus Plan will continue in effect, and other terms and conditions of, the ViSalus Plan will continue in effect.  However, ViSalus will not grant performance-based or stock options or stock appreciation rights (SARs) under the ViSalus Plan that are intended to satisfy the “performance based exception” under Code Section 162(m) unless and until the requisite stockholder approval is obtained in accordance with the provisions of Code Section 162(m).
Below is a summary of certain important features of the ViSalus Plan. This summary is qualified in its entirety by reference to the full text of the ViSalus Plan, which is attached hereto as Exhibit A and which was originally filed as Exhibit 10.2 to our Current Report on Form 8-K filed on July 1, 2013.
Purpose
The purposes of the ViSalus Plan are to enable ViSalus and its affiliates to attract and retain the types of employees, promoters and directors who will contribute to the long range success of ViSalus, provide incentives that align the interests of employees, promoters and directors with those of the stockholders of ViSalus, and promote the success of the business of ViSalus.
Shares subject to the Plan and Awards
ViSalus has reserved 7,050,000 shares of ViSalus Stock for issuance under the ViSalus Plan. The following shares of ViSalus Stock will be available for grant or issuance again under the ViSalus Plan:

•	shares subject to options or stock appreciation rights granted under the ViSalus Plan that cease to be subject to such award for any reason other than exercise of the award;

•	shares subject to awards granted under the ViSalus Plan that are subsequently cancelled or forfeited; and

•	shares subject to awards granted under the ViSalus Plan that otherwise terminate without shares being issued.
Eligibility for Award
The ViSalus Plan authorizes the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards (including restricted stock and restricted stock units), and dividend equivalent rights with respect to such awards, and performance compensation awards (including cash awards).
Administration
Pursuant to its terms, the ViSalus Plan is administered by the compensation committee of ViSalus. The compensation committee of ViSalus has the authority to construe and interpret the ViSalus Plan, grant awards and make all other determinations necessary or advisable for the administration of the ViSalus Plan. Awards under the ViSalus Plan may be made subject to performance criteria and other terms in order to qualify as performance based compensation for the purposes of Code Section 162(m). However, for so long as ViSalus is a subsidiary of Blyth, in addition to any requirements set forth in the ViSalus Plan, awards to any of our executive officers will be established and certified by Blyth’s compensation committee to the extent required for purposes of satisfying the requirements for such awards to qualify as performance-based compensation under Code Section 162(m) if such awards are intended to qualify as such under Code Section 162(m).
Types of Awards
At the discretion of the compensation committee of ViSalus, awards under the ViSalus Plan may be granted in the forms described below. Each award will be evidenced by an award agreement setting out the specific terms and conditions applicable to the award. The number of shares of ViSalus Stock that may be subject to stock options and stock appreciation rights granted to any participant in any calendar year may not exceed 1,750,000 shares.
Stock Options
The compensation committee of ViSalus may grant incentive stock options that qualify under Section 422 of the Code to its employees and employees of its subsidiaries and parent entities (with the number of shares that may be subject to incentive stock options under the ViSalus Plan not to exceed 7,050,000). The compensation committee of ViSalus may grant nonstatutory stock options to its employees, directors and promoters and employees and promoters of its affiliates. Stock options may vest based on time or achievement of performance conditions. The exercise price of each stock option must be at least equal to the fair market value of the ViSalus Stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value.
Stock Appreciation Rights
SARs provide for a payment, or payments, in cash or shares of ViSalus Stock, to the holder based upon the difference between the fair market value of the ViSalus Stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions. The grant price of each SAR must be at least equal to the fair market value of the ViSalus Stock on the date of grant. SARs may be paid in shares of ViSalus Stock, in cash or a combination of both.
Restricted Stock
A restricted stock award is an offer by ViSalus to sell shares of ViSalus Stock subject to restrictions. The price (if any) of a restricted stock award will be determined by the compensation committee of ViSalus. Unless otherwise determined by the compensation committee of ViSalus at the time of award, vesting will cease on the date the participant no longer provides services to ViSalus and unvested shares will be forfeited to or repurchased by ViSalus.
Restricted Stock Units (RSU)
An RSU is an award that covers a number of shares of ViSalus Stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment, failure to achieve certain performance conditions, or as may otherwise be provided in the award agreement.
Performance Compensation Awards
Awards granted under the ViSalus Plan (other than options and stock appreciation rights), including cash awards, may be designated as “performance compensation awards” by our compensation committee. Payment or vesting of a performance compensation award is based on the attainment of certain performance criteria set by our compensation committee and other terms in order to qualify such award as performance-based compensation for purposes Code Section 162(m). The maximum performance compensation award payable to any one participant under the ViSalus Plan in any calendar year is 750,000 shares of ViSalus Stock, or, in the event such performance compensation award is paid in cash in lieu of shares, the equivalent cash value thereof. The maximum amount that can be paid to any participant pursuant to a cash performance compensation award is $5.0 million for each twelve months in the performance period. For purposes of qualifying as performance-based compensation under Code Section 162(m), for so long as ViSalus is a subsidiary of Blyth and the ViSalus Stock is not traded on any stock exchange, our compensation committee will establish the performance goals and performance period applicable to any performance compensation award. The performance criteria that will be used to establish the performance goal(s) shall be based on the attainment of specific levels of the performance of ViSalus (or the performance of one of its affiliates, divisions, business units or operational units) and shall be limited to the following:

•	net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	gross revenue, net revenue or net revenue growth;

•	sales of particular products or services;

•	gross profit, gross profit growth, net profit or net operating profit (before or after taxes);

•
earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on continuing operations or on an aggregate or per share basis (basic or fully diluted);

•	return on assets, capital, invested capital, equity or sales (discounted or otherwise);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	one or more operating ratios such as earnings before or after interest, taxes and/or depreciation and/or amortization;

•	gross or operating margins;

•	improvements in capital structure;

•	budget and expense management or cost targets;

•	productivity ratios;

•	economic value added or other value added measurements;

•	share price (including, but not limited to, growth measures and total stockholder return), which may be measured on an absolute basis or by comparison to various stock market indices;

•	expense targets;

•	margins;

•	operating efficiency;

•	working capital targets;

•	enterprise value;

•	completion of acquisitions, business expansion or divestitures (in whole or in part);

•	borrowing levels, leverage ratios or credit rating;

•	market share; and

•	customer acquisition or retention.
Any of these metrics may be subject to adjustment as provided in the ViSalus Plan. In addition, any of these metrics may be used on an absolute or relative basis or by comparison to the performance of a group of companies, or a published or special index. Performance compensation awards may only be payable or vest upon certification by the compensation committee in writing that the applicable objective performance goals have been satisfied. As discussed above, for so long as ViSalus is a subsidiary of Blyth, in addition to any requirements set forth in the ViSalus Plan, awards to any of our executive officers will be established and certified by our compensation committee to the extent required for purposes of satisfying the requirements for such awards to qualify as performance-based compensation under Code Section 162(m).
Change in Control
If ViSalus experiences a change in control transaction, the compensation committee of ViSalus will provide for one or more of the following:

•	full or partial vesting of some or all of the outstanding awards upon the closing of the change in control transaction;

•
full vesting and cancellation of some or all of the outstanding awards in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

•	the issuance of substitute awards in exchange for some or all of the outstanding awards;

•	full vesting of outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change in control transaction; or

•	continuing the outstanding awards on their same terms.
If no substantial portion of the assets or business of ViSalus remains with us following the closing of the change in control transaction, the ViSalus compensation committee must take one of the first four actions described above. The ViSalus compensation committee is not required to treat all award recipients or awards granted to any individual award recipient in the same manner.
Stockholder approval of this proposal will constitute stockholder approval of these performance criteria and award limitations for Code Section 162(m) purposes.

Adjustments
The ViSalus Plan provides for adjustment of awards in the event of a stock split, stock dividend and certain other corporate events.
Transfer and Exercise and Additional Provisions
Awards granted under the ViSalus Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the ViSalus compensation committee. Unless otherwise determined by the ViSalus compensation committee, awards that are nonstatutory stock options may be exercised during the lifetime of the participant only by the participant. Awards that are incentive stock options may be exercised during the lifetime of the participant only by the participant. Options granted under the ViSalus Plan generally may be exercised for a period of three months after the termination of the participant’s service to us, except in the case of death or permanent disability, in which case the options may generally be exercised for up to 12 months following termination of the participant’s service to us.
Amendments
Our Board may, at any time, modify or amend the ViSalus Plan, except that no amendment may impair the rights of the participants as they relate to outstanding awards unless such amendment is made to comply with applicable law, stock exchange rules or accounting rules. Following any initial public offering of ViSalus, approval by the stockholders of ViSalus is required for any amendment that permits re-pricing any options or stock appreciation rights. Approval by the stockholders of ViSalus is also required for any material amendment and any amendment the extent required at the time under securities laws, tax laws or the rules of the exchange on which our stock is traded. Currently, this limitation would apply to any amendment that (1) increases the maximum number of shares that may be issued under the ViSalus Plan, (2) extends the period during which options may be granted beyond the time originally prescribed, or (3) changes the persons eligible to participate in the ViSalus Plan.
Termination of the ViSalus Plan
The ViSalus Plan will terminate on May 14, 2023, but such termination will not affect awards previously granted under the ViSalus Plan.
Certain Federal Tax Consequences of Option Grants
Upon the grant of an option under the ViSalus Plan, neither ViSalus nor the participant receiving the option incurs any federal income tax consequences. In general, with respect to a non-qualified option, upon the exercise of the option, the holder incurs ordinary income measured by the difference between the exercise price and the fair market value of the ViSalus Stock as determined on the date of exercise and ViSalus receives a corresponding tax deduction in the same amount. Upon exercise of an incentive stock option, which may only be granted to an officer or employee, the holder will generally not realize ordinary taxable income and ViSalus will not be allowed a tax deduction, as long as the holder is employed with ViSalus or a subsidiary from the time of grant through the date three months before the incentive stock option was exercised. If the foregoing requirement is not met, the exercise of an incentive stock option generally is treated in the same manner as the exercise of a nonqualified stock option. In addition, if the holder of an incentive stock option exercises the option and disposes of the shares acquired within two years after the date of grant or one year after the date of exercise, then the option generally is treated in the same manner as a non-qualified option, except that the amount of ordinary income recognized by the holder (and the corresponding deduction available to ViSalus) is measured by the lesser of (1) the excess, if any, of the fair market value of the shares acquired over the exercise price or (2) the excess, if any of the amount realized on the share disposition over the exercise price. If the employment and holding period requirements are satisfied, then the gain realized on the sale of stock acquired upon exercise of an incentive stock option generally will be treated as capital gain. The excess of the fair market value at the time of exercise of shares acquired through exercise of an incentive stock option over the exercise price generally will be an item of tax preference for purposes of determining alternative minimum tax. Options granted under the ViSalus Plan are not intended to constitute “nonqualified deferred compensation” under Code Section 409A.
The foregoing paragraph is not intended to be a complete statement of applicable tax law and it is based upon the federal income tax laws in effect on the date of this proxy statement.

New Plan Benefits
Except as described above with respect to our executive officers, the ViSalus compensation committee determines grants of awards to officers and other employees under the ViSalus Plan at its discretion, subject to the share limits described above. Because the awards are discretionary, it is not possible to determine at this time the amount or dollar value of future awards to be provided under the ViSalus Plan.
The affirmative vote of a majority of the shares voting is required for the approval of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the board appointing the firm of Ernst & Young LLP as independent auditors to make an audit of our accounts for the fiscal year ending December 31, 2014. The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of acting, or if their employment is discontinued, the board of directors, on the audit committee’s recommendation, will appoint other auditors whose continued employment after the annual meeting may be, but is not required to be, subject to ratification by the stockholders. A representative of Ernst & Young will be present at the annual meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

Independent Auditor Fees

Before the independent auditor is engaged to provide audit services, the engagement is approved by the audit committee. In general, the audit committee pre-approves (i.e., approves prior to their provision) all audit-related and non-audit services to be provided to us by the independent auditors. The audit committee may pre-approve audit related and non-audit services by agreeing to a framework with descriptions of allowable services. The audit committee may delegate pre-approval authority to one or more members of the audit committee. The decision of any member to whom authority is delegated to pre-approve an activity must be reported to the full audit committee at its next scheduled meeting.

The audit committee pre-approved 100% of the audit related, tax and other services provided by Ernst & Young during the fiscal year ended December 31, 2013. None of such services were approved by the audit committee pursuant to Section 2-01(c)(7)(i)(C) of Regulation S-X.

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, including related expenses, are:

	2012	2013
Audit fees[1]	$2,760,429	$2,213,714
Audit-related fees[2]	30,550	0
Tax fees[3]	1,026,480	787,000
All other fees	0	0
	$3,817,459	$3,000,714
_______________

(1)
Fees for audit services consist of work performed by the principle auditor associated with our consolidated financial statements, including reviews performed on Quarterly Reports on Form 10-Q, certain statutory audits required for some of our subsidiaries, and fees incurred in connection with the audit of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. For 2012, “Audit fees” also include assistance with registration statements (subsequently withdrawn) filed by one of our subsidiaries with the SEC (including providing consents thereto).

(2)	“Audit-related fees” include acquisition due diligence.

(3)	“Tax fees” include tax advisory matters, tax compliance, tax audits and tax planning.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR OUR 2015 ANNUAL MEETING

Proxy Statement Proposals
Under SEC rules, stockholders wishing to submit proposals for inclusion in the proxy statement for our 2015 Annual Meeting of Stockholders must submit such proposals to us at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before December 4, 2014. In order to be so included, such submissions must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules.
Other Stockholder Proposals and Director Nominations
Our Amended and Restated By-Laws, which we refer to as our “By-Laws,” govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our By-Laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder of record as of the record date for such meeting and entitled to vote thereat, or a duly authorized proxy, who has delivered a notice to us at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary no later than the earlier of the date that is 60 days prior to the date of the next annual meeting and the date that we determine in compliance with the Securities Exchange Act of 1934, as amended; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if so received not later than the close of business on the tenth day following the day on which notice of such annual meeting was mailed or such public disclosure was made, whichever first occurs. The notice must contain the information that is specified in our Amended and Restated Certificate of Incorporation. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice By-Law provisions, subject to applicable rules of the SEC.
Copies of our By-Laws and our Amended and Restated Certificate of Incorporation are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of these proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold your shares directly. You can notify us by sending a written request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Jeffrey L. Boak, Assistant Secretary, or by calling the Assistant Secretary at (203) 661-1926 ext. 6639. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to this meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

OTHER MATTERS

As of the date of this proxy statement, our management does not know of any business, other than that mentioned above, which will be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

Our audited consolidated financial statements as of December 31, 2013 and 2012 and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2013 and 2012 and the eleven month period ended December 31, 2011 are included as part of our Annual Report on Form 10-K which accompanies this proxy statement.

By Order of the Board of Directors

Michael S. Novins, Secretary

April 3, 2014

EXHIBIT A

VISALUS, INC. 2012 OMNIBUS INCENTIVE PLAN

1.	Purpose; Eligibility.
1.General Purpose. The name of this plan is the ViSalus, Inc. 2012 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable ViSalus, Inc., a Nevada corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors (each as defined herein) who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.
2.Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
3.Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Dividend Equivalents, and (f) Performance Compensation Awards.
2.Definitions.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Dividend Equivalent or a Performance Compensation Award.
“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company, as constituted at any time.
“Cause”
(a)     Subject to clause (c) below, with respect to a Participant who is an Employee or Consultant, “Cause” shall mean (i) the failure by the Participant to perform such duties as are reasonably requested by the Company as documented in writing to the Participant, (ii) the Participant’s disregard of his or her duties or failure to act, where such action would be in the ordinary course of the Participant’s duties, (iii) the failure by the Participant to observe Company policies and/or policies of Affiliates of the Company generally applicable to employees of the Company and/or its Affiliates, (iv) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (v) the commission by the Participant of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Company or any of its Affiliates, or any felony or criminal act involving moral turpitude, (vi) any breach by the Participant of the provisions of any confidentiality, non-competition or non-solicitation agreement between the Participant and the Company or any Affiliate, or any

other agreement or contract with the Company or any of its Affiliates, (vii) chronic absenteeism, (viii) alcohol or other substance abuse, or (ix) the commission of any violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by the Participant. A termination of the Participant’s Continuous Service shall be deemed to have been for Cause if, after such termination of Continuous Service, facts and circumstances are discovered that would have justified a termination of Continuous Service for Cause (a “Retroactive Cause Termination”).
(b)     Subject to clause (c) below, with respect to a Participant who is a Director, “Cause” shall mean a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross incompetence, misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
(c)    If a Participant has an individual employment agreement or services agreement with the Company or an Affiliate, and such agreement defines “Cause” or a similar term, then “Cause” shall have the meaning ascribed to such term in such agreement; it being understood that a Retroactive Cause Termination shall not apply unless provided for in such individual agreement.
“Change in Control” has the meaning set forth in Section 11.2(b).
“Class B Common Stock” means the Class B common stock, $0.01 par value per share, of the Company.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations and other guidance promulgated thereunder.
“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.
“Common Stock” means the Class A common stock, $0.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
“Company” means ViSalus, Inc., a Nevada corporation, and any successor thereto.
“Company Stock” means the Common Stock, the Class B Common Stock and the Preferred Stock.
“Consultant” means any individual who is engaged by the Company or any Affiliate to perform services as an independent contractor.
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; provided, however, that unless the Committee specifies otherwise, whether before or after the Grant Date, a termination of Continuous Service shall occur if an Affiliate with respect to which a Participant is employed, or performing services, ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or an Affiliate. A termination of Continuous Service shall not occur in the event of a leave of absence if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted or terminated in the case of any other leave of absence.
“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.
“Director” means a member of the Board.
“Disability” means, with respect to any Participant: (i) “Disability” as defined in any individual agreement between the Company or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Disability, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.6(a), the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.6(a) within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
“Disqualifying Disposition” has the meaning set forth in Section 15.13.
“Dividend Equivalent” has the meaning set forth in Section 8.3(b).
“Effective Date” has the meaning set forth in Section 13.
“Employee” means any salaried employee of the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means: (a) if there is a regular public trading market for the Common Stock, the “Fair Market Value” of a share of Common Stock shall mean, as of any given date, (i) the price of the Common Stock on the composite transaction tape of the NASDAQ Global Select Market as of the close of the regular business hours of the NASDAQ Global Select Market, without regard to after-hours trading that may hereinafter be commenced on such exchange, on the most recent date for which such closing price is available, or (ii) if the Common Stock is not listed on the NASDAQ Global Select Market, the analogous closing price on any other established securities exchange or national market system on which the Common Stock is listed, or (b) if there is no regular public trading market for the Common Stock, the “Fair Market Value” of a share of Common Stock shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder for purposes of Non-qualified Stock Options, and Section 422(c)(1) of the Code and the regulations and guidance thereunder for purposes of Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary, all determinations of the Fair Market Value shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Free Standing Rights” has the meaning set forth in Section 7.1.
“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Initial Public Offering” means the first public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act.
“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 9.4(d).
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.
“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.
“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 9.
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit, or operational unit of the Company) and shall be limited to the following: (a) net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) gross revenue, net revenue or net revenue growth; (d) sales of particular products or services; (e) gross profit, gross profit growth, net profit or net operating profit (before or after taxes); (f) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on continuing operations or on an aggregate or per share basis (basic or fully diluted); (g) return on assets, capital, invested capital, equity, or sales (discounted or otherwise); (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) one or more operating ratios such as earnings before or after interest, taxes and/or depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management or cost targets; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) completion of acquisitions, business expansion, or divestitures (in whole or in part); (v) borrowing levels, leverage ratios or credit rating; (w) market share; or (x) customer acquisition or retention. Any one or more of the Performance Criteria may be used on an absolute or relative basis, or as compared to the performance of a group of comparable companies, or published or special index, or the Committee may select Performance Criterion (o) above as compared to various stock market indices.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.
“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.
“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, and an unincorporated organization.
“Plan” means this ViSalus, Inc. 2012 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.
“Plan Termination Date” has the meaning set forth in Section 13.
“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.
“Related Rights” has the meaning set forth in Section 7.1.
“Restricted Award” means any Award granted pursuant to Section 8.1.
“Restricted Stock” means any Award of shares of Common Stock that is subject to restrictions pursuant to Section 8.

“Restricted Stock Unit” means a Restricted Award granted pursuant to Section 8.1 that is a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock unless and until a share of Common Stock is ultimately distributed in payment of the obligation (other than the potential right to receive dividend equivalent amounts in accordance with Section 8.2).
“Restricted Period” has the meaning set forth in Section 8.1.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company.
“Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company.
“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.
“Stock for Stock Exchange” has the meaning set forth in Section 6.3.
“Substantial Stockholder” means any holder of shares of Class B Common Stock and/or Series B Preferred Stock that were outstanding on the Effective Date, and any transferee thereof who is a Permitted Transferee or a Permitted Blyth Transferee (as each such term is defined in the Company’s Amended and Restated Articles of Incorporation or in the Company’s Certificate of Designation of Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock, each as in effect on the Effective Date).
“Ten Percent Stockholder” means an Employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(a)to construe and interpret the Plan and apply its provisions;
(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;
(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(g)to determine the number of shares of Common Stock or amount of cash to be made subject to each Award;
(h)to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
(i)subject to Section 12.1, to prescribe the, terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, transfer restrictions, rights and obligations, and to specify the provisions of the Award Agreement relating to such grant;
(j)to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;
(k)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; subject to Section 12;
(l)to determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(m)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(n)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;
(o)to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest (subject to Section 9, if applicable);
(p)to adjust the vesting schedule of any Award to reflect a change in a Participant’s status from/to a full-time Employee to/from a part-time Employee and/or a change in a Participant’s status from/to an Employee to a Consultant or Director; and
(q)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Subject to Section 12.1, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that, if the modification effects a repricing following an Initial Public Offering, shareholder approval shall be required before the repricing is effective.

3.2 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons.

3.3 Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which such members of the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan.

3.6 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 3.6, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

3.7 Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

4.Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5.Shares Subject to the Plan.

5.1 General. Subject to adjustment in accordance with Section 11.1 a total of 7,050,000 shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 7,050,000 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

5.2 Character of Shares. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

5.3 Award Limits. Subject to adjustment in accordance with Section 11.1, no Participant shall be granted, during any one (1) calendar year period, Options and Stock Appreciation Rights with respect to more than 1,750,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 750,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall count toward the individual share limits set forth in this Section 5.3.

5.4 Forfeited Awards. Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

6.Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Exercise Price of An Incentive Stock Option. The Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date; provided, however, that with respect to an Incentive Stock Option granted to a Ten Percent Stockholder the Option Exercise Price of an Incentive Stock Option granted to a Ten Percent Stockholder shall be at least 110% of the Fair Market Value of the Common Stock at the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.2 Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.3 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) through a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option by a number of shares of Common Stock having a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement evidencing the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.4 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.5 Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date; provided, however that an Incentive Stock Option granted to a Ten Percent Stockholder shall not be exercisable after the expiration of five years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

6.6 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement (the terms of which have been approved by the Committee), or as set forth in Section 6.6(a), (b) or (c) below, in the event a Participant’s Continuous Service terminates, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(a)Disability of Participant. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(b)Death of Participant. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

(c)Extension of Termination Date. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 6.5, or (ii) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.7 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

6.8 Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Non-qualified Stock Options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant, unless otherwise approved by the Committee in writing.

7.Stock Appreciation Rights.

7.1 General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

7.2 Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Non-qualified Stock Option is granted or at any time thereafter but before the exercise or expiration of the Non-qualified Stock Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.3 Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

7.4 Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

7.5 Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

7.6 Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.2 are satisfied.

7.7 Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8.Restricted Awards.

8.1 General. A Restricted Award is an Award of Restricted Stock or Restricted Stock Units. Except as otherwise provided in the Award Agreement evidencing the Restricted Stock grant, shares of Common Stock subject to an Award of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.2 Restricted Stock and Restricted Stock Units.

(a)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. Any shares of Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. If the Committee determines that Restricted Stock certificates shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, except as otherwise provided in the Award Agreement evidencing the Restricted Stock grant, (x) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee, and (y) the cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(b)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.3 Restrictions.

(a)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of a stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in this Plan and in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, any stock certificates issued to the Participant shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)Restricted Stock Units awarded to any Participant shall be subject to (i) forfeiture upon the Participant’s termination of Continuous Service before the satisfaction of any applicable vesting or lapse of any restrictions or limitations imposed on such Award, including satisfaction of any Performance Goals, in each case, to the extent and subject to such provisions as may be provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Except as otherwise provided in the Award Agreement evidencing the Restricted Stock Unit grant, (i) Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee; and (ii) Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

8.4 Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

8.5 Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as otherwise set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.2(b) and the interest thereon or, at the discretion of the Committee, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, explicitly provide in the applicable Award Agreement for payment in cash or part cash and part Common Stock in lieu of delivering shares of Common Stock for Vested Units. If a cash payment is made in respect of a Vested Unit, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to the Vested Unit.

9.Performance Compensation Awards.

9.1 General. The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

9.2 Eligibility. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 9. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

9.3 Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Goals that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. The Committee also has the authority to provide for accelerated vesting of any Performance Compensation Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9.3 and record the same in writing.

9.4 Payment of Performance Compensation Awards.

(a)Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(b)Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (i) the Performance Goals for such period are achieved; and (ii) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(c)Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9.4(d), if and when it deems appropriate.

(d)Use of Discretion. Except as otherwise provided in an Award Agreement, in determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall not have the discretion to (i) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (ii) increase a Performance Compensation Award above the maximum amount payable under Section 9.4(f).

(e)Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as set forth in the applicable Award Agreement, but in no event prior to the completion of the certifications required by Section 9.4(c).

(f)Maximum Award Payable. Notwithstanding any provision in the Plan to the contrary, the maximum dollar value payable with respect to a cash bonus Performance Compensation Award described in the last sentence of Section 9.1 is $5,000,000 times the number of years in the applicable Performance Period. With respect to other Performance Compensation Awards, the Award limits set forth in Section 5 shall apply (subject to adjustment as set forth in Section 11.1). Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

(g)Shareholder Approval and Re-approval Required. Unless the Company submits this Section 9 and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders in accordance with (and at such times required under) Section 162(m)(4)(C)(ii) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under this Section 9 after the date of the applicable shareholders’ meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.
10.Securities Law Compliance; Legends. No shares of Common Stock shall be purchased or sold pursuant to any Award unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. Certificates for such shares of Common Stock (if any) may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

11.Adjustments; Change in Control

11.1 Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 5 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 5 and Section 9.4(f) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments of Awards made pursuant to this Section 11.1, the Committee shall not make any adjustments under this Section 11.1 that would constitute a modification, extension or renewal of any Incentive Stock Option within the meaning of Section 424(h)(3) of the Code or a modification of any Non-qualified Stock Option within the meaning of

Section 409A of the Code. Any adjustments made under this Section 11.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions shall be made in a manner which will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

11.2 Change in Control.

(a)Effect of Change in Control. In the event of a Change in Control, the Committee shall take one of the following actions, to the extent determined by the Committee to be permitted under Section 409A of the Code: (i) provide that any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control, (ii) cancel any Award in exchange for an amount of cash (or other property that is received by the other shareholders in such transaction) with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant’s rights under, such Award (assuming that the entire Award was vested immediately prior to the Change in Control), provided that if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant’s rights under such Award (assuming that the entire Award was vested immediately prior to the Change in Control), in any case, is equal to or less than zero, then the Award may be terminated without payment; (iii) provide for the issuance of substitute awards to acquire equity of the acquiring entity or an Affiliate thereof that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Award previously granted hereunder, as determined by the Committee in its sole discretion; (iv) provide that for a period of at least ten business days prior to the Change in Control, any Options and/or Stock Appreciation Rights shall be exercisable as to all shares of Common Stock subject thereto and that upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect; and/or (v) continue the Awards on their same terms. For the avoidance of doubt, the Committee may treat individual Participants and Awards (or portions thereof) differently under this Section 11.2(a). In the event of a Change in Control pursuant to which no substantial portion of the assets or business remains with the Company or an Affiliate thereof (e.g., upon a sale of substantially all of the assets), the Committee shall take one or more of the actions set forth in clauses (i) through (iv) above.

(b)Change in Control Definition. For purposes of the Plan, the term “Change in Control” means, subject to subsection (c) below, the first to occur of the following events:

(i)(A) One Person (or more than one Person acting as a group) acquires ownership of Company Stock that, together with the stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company Stock; or (B) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company Stock possessing thirty percent (30%) or more of the total voting power of the Company Stock; provided, however, that with respect to clauses (A) and (B) above, the following transactions shall not constitute a Change in Control: (w) such a direct or indirect acquisition by a Substantial Stockholder (or more than one Substantial Stockholder acting as a group), including an accretion in the percentage of the total voting power held by such Substantial Stockholder(s) by reason of the automatic (or compelled) conversion (or exchange) of Class B Common Stock into (or for) Common Stock or Series B Preferred Stock into (or for) Series A Preferred Stock or Common Stock, (x) a direct or indirect acquisition of Company Stock by any Person (or more than one Person acting as a group) that, immediately prior to such acquisition, owned, directly or indirectly, more than fifty percent (50%) of the total fair market value or total voting power of the Company Stock, (y) a direct or indirect acquisition by any employee benefit plan(s) (or trust(s) forming a part thereof) maintained by the Company or any of its Affiliates; or (z) for purposes of any Award held by a Participant, any direct or indirect acquisition by the Participant or any group of persons that included the Participant prior to the first approach to the

Company regarding a potential Change in Control (or any entity controlled by the Participant or any group of persons including the Participant). The determination as to whether (A) and/or (B) has occurred shall be made in a manner that is consistent with the provisions of Treasury Regulation Section 1.409A-3(i)(5).

(ii)A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; provided, however, that this clause (ii) shall not constitute a Change in Control if the Company has a shareholder that is a parent corporation (within the meaning of Code Section 409A);

(iii)One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company or its subsidiaries that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company and its subsidiaries immediately before such acquisition(s), other than (A) a direct or indirect acquisition by: (1) a Substantial Stockholder or one or more of its Affiliates, or (2) any employee benefit plan(s) (or trust(s) forming a part thereof) maintained by the Company or any of its Affiliates, or (B) for purposes of any Award held by a Participant, any direct or indirect acquisition by the Participant or any group of persons that included the Participant prior to the first approach to the Company regarding a potential Change in Control (or any entity controlled by the Participant or any group of persons including the Participant). For purposes of this clause (iii), related party transactions shall be excluded for purposes of determining whether a Change in Control has occurred to the extent set forth in Treasury Regulation Section 1.409A-3(i)(5)(vii)(B); or

(iv)The consummation of a merger, consolidation or reorganization (“Corporate Transaction”) involving (A) the Company or (B) the issuance of stock by the Company if (1) immediately following such Corporate Transaction, those Persons who were stockholders of the Company immediately before such Corporate Transaction, own, directly or indirectly, less than 50% of the combined voting power of the company(ies) resulting from such Corporate Transaction, or (2) pursuant to such Corporate Transaction, one Person (or more than one Person acting as a group) acquires thirty percent (30%) or more of the total voting power of the company(ies) resulting from such Corporate Transaction, in either case, excluding the following: (v) a merger effected exclusively for the purpose of changing the domicile of the Company; (w) a direct or indirect acquisition of thirty percent (30%) or more of the voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such Corporate Transaction by a Substantial Stockholder (or more than one Substantial Stockholder acting as a group), including an accretion in the percentage of the total voting power held by such Substantial Stockholder(s) by reason of the automatic (or compelled) conversion (or exchange) of Class B Common Stock into (or for) Common Stock or Series B Preferred Stock into (or for) Series A Preferred Stock or Common Stock, (x) a direct or indirect acquisition of the voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such Corporate Transaction by any Person (or more than one Person acting as a group) that, immediately prior to such acquisition, owned, directly or indirectly, thirty percent (30%) or more of the total voting power of the Company Stock provided that such Person’s (or more than one Person acting as a group) total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such Corporate Transaction is less than 50%, (y) a direct or indirect acquisition of voting power of the Company Stock by any employee benefit plan(s) (or trust(s) forming a part thereof) maintained by the Company or any of its Affiliates; or (z) for purposes of any Award held by a Participant, any direct or indirect acquisition of voting power by the Participant or any group of persons that included the Participant prior to the first approach to the Company regarding a potential Change in Control (or any entity controlled by the Participant or any group of persons including the Participant).

(c)Excluded Transactions. Anything to the contrary herein notwithstanding, an event that falls within the definition of “Change in Control,” as set forth above, shall not be deemed to be a Change in Control for purposes of the payment or settlement of Awards constituting non-qualified deferred compensation under Section 409A of the Code unless such event constitutes a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code (using the default definitions therein); and, in determining whether there has been a Change in Control, the provisions of subsection (b) above shall be applied and construed in a manner consistent with Section 409A of the Code, including, without limitation, the references to “persons acting as a group” as set forth in Treasury Regulation Section 1.409A-3(i)(5).

12.Amendment of the Plan and Awards.

12.1 The Board may at any time prior to the Plan Termination Date modify, terminate, amend or, suspend the Plan and/or any Award Agreement granted thereunder in any respect; provided, however, that stockholder approval shall be obtained if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or with Section 422 of the Code or, with respect to Performance Compensation Awards, Section 162(m) of the Code, or the regulations promulgated by the Treasury Department thereunder and, provided further that, subject to the terms of Section 11, no amendment, modification, termination or suspension of the Plan and/or any Award Agreement shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award, except that no such consent shall be required if the Committee determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule, or to meet the requirements of any intended accounting treatment. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan and/or any Award without obtaining the consent of any Participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant’s Award Agreement with respect to an Award or shares underlying such Award. The Company and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

13.Effective Date of Plan; Expiration of the Plan. The Plan shall become effective as of May 14, 2013 (the “Effective Date”). The Plan shall terminate automatically on the tenth anniversary of the Effective Date (the “Plan Termination Date”), unless earlier terminated pursuant to Section 12. No Award shall be granted pursuant to the Plan after the Plan Termination Date or after an earlier termination of the Plan or during any suspension pursuant to Section 12, but Awards theretofore granted shall remain outstanding until they have vested, been exercised, or terminated or have expired by their respective terms.

14.Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

15.General Provisions.

15.1 Awards and Certificates; Shareholder Rights. Shares of Common Stock issued under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements to receive shares of Common Stock pursuant to such Award. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued or the Common Stock is so registered (as applicable), except as provided in Section 11.1.

15.2 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or service relationship with a Consultant, with or without notice and with or without Cause or (b) the service of a Director pursuant to the by-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or any service relationship for the length of all, or any portion, of the vesting schedule of the underlying Awards.

15.3 Withholding Obligations. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

15.4 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

15.5 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

15.6 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.7 Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home countries.

15.8 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

15.9 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

15.10 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

15.11 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

15.12 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month period following the Participant’s separation from service (or the Participant’s death, if earlier).

15.13 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to promptly advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15.14 Public Offering.

(a)In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Common Stock, each Participant shall be prohibited from effecting any public sale or distribution of any Common Stock (other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the “lock-up” period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering.

(b)Without limiting the foregoing clause (a), if (1) during the last 17 days of the “lock up” period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the “lock up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock up” period, the restrictions imposed by this Section 15.14 shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).

15.15 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

15.16 Expenses. The costs of administering the Plan shall be paid by the Company.

15.17 Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

15.18 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

15.19 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements. Additionally, the Committee may prescribe or approve terms applicable to an Award through a document other than an Award Agreement (e.g., an employment agreement approved by the Committee).

15.20 Subsidiary Awards. In the case of a grant of an Award to any Employee, Consultant or Director of a subsidiary, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to such subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to such Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

15.21 Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

16.Special California Provisions. Notwithstanding any provision to the contrary in the Plan or in any Award Agreement, any Award granted to a Participant who is a resident of the State of California shall be subject to the following provisions (and such provisions shall be incorporated into such Participant’s Award Agreement) unless either (a) the Award Agreement entered into in connection with such grant otherwise conforms in all respects with Title 10 of the California Code of Regulations, as same may be amended (the “California Regulations”), including, without limitation, the requirements of Rule 260.140.41 or Rule 260.140.42 of the California Regulations, or (b) the offer and sale of Options or Common Stock to such California resident is exempt from the qualification requirements of Section 25110 of the California Corporations Code, as same may be amended.

16.1 Termination of Option. Each Option shall, unless the Participant’s termination of Continuous Service is for Cause, provide for the right to exercise in the event of a termination of Continuous Service, to the extent that the Participant is entitled to exercise on such date, as follows:

(a)at least six months from the date of such termination of Continuous Service if such termination was as a result of death or Disability; and

(b)at least 30 days from the date of such termination of Continuous Service if termination was other than as a result of death, Disability or Cause.

16.2 Transferability. An Option or share of Common Stock granted to a California resident shall not be transferable other than by will, by the laws of descent and distribution, or, subject to the prior approval of the Committee, (1) to a revocable trust or (2) as permitted by Rule 701 of the Securities Act.

As adopted by the Board of Directors of ViSalus, Inc. on May 14, 2013.
As approved by the shareholders of ViSalus, Inc. on May 14, 2013.

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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Jane A. Dietze
02 Robert B. Goergen
03 Robert B. Goergen, Jr.
04 Neal I. Goldman
05 Andrew Graham
06 Brett M. Johnson
07 Ilan Kaufthal
08 James M. McTaggart
09 Howard E. Rose

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

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SEQUENCE #

0000206048_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

BLYTH, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
May 14, 2014

The stockholder(s) hereby appoint(s) Robert B. Goergen and Robert H. Barghaus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Blyth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. on May 14, 2014, at Blyth, Inc., One East Weaver Street, Greenwich, CT 06831, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE VISALUS, INC. 2012 OMNIBUS INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000206048_2 R1.0.0.51160

Continued and to be signed on reverse side